Exhibit 10.1

EXECUTION

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

dated as of March 24, 2017

among

PENNYMAC CORP.,

as a Borrower,

PENNYMAC HOLDINGS, LLC

as a Borrower,

and

CITIBANK, N.A.,
as Lender

i

ii

Schedules
Schedule I	Definitions
Schedule 5.01	Conditions Precedent to the Effectiveness of this Agreement
Schedule 5.02	Conditions Precedent to each Loan
Schedule 6.01(t)	Borrower’s Existing Financing Facilities
Schedule 6.02	Eligibility Criteria with respect to the Eligible Assets
Schedule 7.01(i)	Citibank, N.A. Required Investor Reports
Schedule 11.02	Notices

Exhibits
Exhibit 2.02(a)	Form of Note
Exhibit 2.03	Form of Borrower Funding Request
Exhibit 2.08(a)	Form of Repayment Notice
Exhibit 2.08(b)	Form of Prepayment Notice
Exhibit 4.04	Form of Power of Attorney
Exhibit 7.01	Form of Compliance Certificate

iii

This SECOND AMENDED AND RESTATED  LOAN AND SECURITY AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of March 24, 2017, is by and among PENNYMAC CORP., a Delaware corporation, (“PMAC” or a “Borrower”), PENNYMAC HOLDINGS, LLC (“Holdings” or a “Borrower”; together with PMAC, the “Borrowers”) and CITIBANK, N.A., a national banking association, (the “Lender”).

BACKGROUND

The Borrowers wish to obtain financing from time to time to provide funding for the origination or acquisition of certain Eligible Servicing Rights and Eligible Excess Servicing Spreads, which Eligible Servicing Rights and Eligible Excess Servicing Spreads shall secure Loans (as defined herein) to be made by the Lender hereunder.

Lender has agreed, subject to the terms and conditions of this Agreement (as defined herein), to provide such financing to the Borrowers.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01Definitions; Construction.

(a)Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in Schedule I.

(b)All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

(c)The following rules of this subsection (c) apply unless the context requires otherwise.  A gender includes all genders.  Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.  A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement.  A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Facility Document) is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited thereby or by any Facility Document and in effect from time to time in accordance with the terms thereof.  A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.  A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.  A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing.  The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitation”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(d)Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Borrowers by Lender or an authorized officer of Lender provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.

(e)A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form.  Where Borrower is required to provide any document to Lender under the terms of this Agreement, the relevant document shall be provided in electronic, written or printed form unless Lender requests otherwise.  At the request of Lender, the document shall be provided in computer disk form or both printed and computer disk form.

(f)This Agreement is the result of negotiations among, and has been reviewed by counsel to, Lender and Borrowers, and is the product of all parties.  In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself.  Except where otherwise expressly stated, Lender may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its absolute discretion.  Any requirement of good faith, discretion or judgment by Lender shall not be construed to require Lender to request or await receipt of information or documentation not immediately available from or with respect to a Borrower or the Collateral.

Section 1.02Accounting Matters.  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared in accordance with GAAP.

ARTICLE II

LOANS, BORROWING, PREPAYMENT

Section 2.01Loans.  On the terms and subject to the conditions set forth in this Agreement, the Lender (i) shall make loans in an aggregate amount not to exceed the Commitment Amount, and (ii) in the event that the Outstanding Aggregate Loan Amount is equal to, or greater than, the Commitment Amount, may, in its sole discretion, make loans on an uncommitted basis in an aggregate amount not to exceed the Uncommitted Amount (each loan under the preceding subclauses (i) and (ii), a “Loan”) to the Borrowers from time to time. Lender shall distribute the proceeds of such Loan to the Borrowers on the related Funding Date in accordance with Section 2.03.

Section 2.02Note.

(a)The Loans made by the Lender shall be evidenced by a single promissory note executed by the Borrowers jointly and severally, substantially in the form of Exhibit 2.02(a) hereto (the “Note”), dated as of March 3, 2017, payable to the Lender in a principal amount not to exceed the sum of the Commitment Amount plus the Uncommitted Amount.

(b)The date, amount, and interest rate of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, noted by the Lender on the grid attached to the Note or any continuation thereof, provided, that failure of the Lender to make any such recordation or notation shall not affect the obligations of the Borrowers to make a payment when due of any amount hereunder or under the Note in respect of the Loans.

Section 2.03Servicing Schedules and Funding Requests.  (a)  On any Funding Notice Date, the Borrowers may request the Lender to make a Loan on the related Funding Date by delivering to the Lender an irrevocable Borrower Funding Request no later than 3:00 p.m. (New York City time) on such Funding Notice Date.  The amount of any Loan requested pursuant to a Borrower Funding Request shall be not greater than the related Available Loan Amount and shall not result in the Outstanding Aggregate Loan Amount exceeding the Borrowing Base.

Except with respect to the Excess Servicing Spread, no later than seven (7) Business Days prior to the related Funding Date, the Borrowers and Guarantor shall deliver to the Lender (i) a Servicing Schedule and any related ESS Confirmations identifying all Eligible Assets to be pledged to Lender as Collateral under the terms and conditions of this Agreement and all Agency Obligations outstanding on the related Funding Date, (ii) any information regarding the calculation of any Excess Servicing Spreads (including without limitation any Junior Excess Strip) as reasonably requested by  Lender or any Valuation Agent, (iii) information regarding any ESS Callable Events as reasonably requested by Lender and (iv) any other information requested by Lender with respect to either the Eligible Assets or any proposed acquisition of additional Servicing Rights by any Borrower. With respect to the Excess Servicing Spread, the Borrowers and Guarantor shall deliver such information to the Lender no later than two (2) Business Days prior to the related Funding Date.  Regardless of whether the Borrowers intend to deliver a Borrower Funding Request during any calendar month, the Borrowers and Guarantor shall deliver to the Lender as soon as is available, but in no event later than the 10th day of each month or as otherwise requested by Lender (any such Business Day, the “Collateral Reporting Date”), additional updated Servicing Schedules and any new ESS Confirmations, with respect to all Eligible Assets that constitute the Collateral under the terms and conditions of this Agreement, which shall include all updates to the Collateral and any information regarding the calculation of any Excess Servicing Spreads (including without limitation any Junior Excess Strip) as reasonably requested by Lender or any Valuation Agent since the delivery of the preceding Servicing Schedule and ESS Confirmation.  Upon request Borrowers shall provide Lender with copies of any ESS Transaction Documents.

In Lender’s determination of Collateral Value for any of the Pledged Assets hereunder, it shall apply the Market Value of the Pledged Assets in a related Borrowing Base Report.  Any excess of the amount funded on such Loan over the Borrowing Base shall result in a Borrowing Base Deficiency as set forth in Section 2.08(b).

Notwithstanding anything to the contrary contained in this Section 2.03(a), the Lender shall have the right to determine Market Value at any time in its sole discretion.  For purposes of preparing each Borrowing Base Report, the Lender shall calculate the Collateral Value of the Eligible Assets described in the Servicing Schedule and ESS Confirmations.

(b)By delivering a Borrower Funding Request, the Borrowers represent and warrant to the Lender that, after taking into account the amount of the requested Loan, all conditions precedent to such Loan specified in Section 5.02 have been satisfied.

Section 2.04Borrowing Base Reports.  With respect to each Funding Date, the Lender shall determine the Market Value of the Eligible Assets to be pledged as security for a Loan on such Funding Date and shall communicate such determination by providing Borrowers with a Borrowing Base Report prior to such Funding Date.  In connection with each such determination, the Lender shall have the option to obtain a third-party valuation by a Valuation Agent of the related Eligible Assets to be included in such Funding Date at the expense of the Borrowers.  Further, Borrowers shall provide to Lender (i) each Borrower’s internal valuation of all Eligible Assets on a monthly basis and (ii) a third-party valuation by a Valuation Agent of all Eligible Assets on a quarterly basis and more frequently to the extent any Borrower may obtain the same.  Each Borrower shall provide each valuation required pursuant to clause (i) and (ii) above at the time it delivers each Monthly Compliance Certificate or earlier to the extent any Borrower obtains the same.  Notwithstanding the foregoing, the Lender shall have no obligation to use a Borrower’s internal valuation or either third-party valuation and shall have the right to determine the Market Value of the related Eligible Assets at any time in its sole discretion.  For purposes of preparing each Borrowing Base Report, the Lender shall calculate the Collateral Value of the Eligible Assets described in the related Servicing Schedule.

Section 2.05Interest.  Interest shall accrue on each Loan for each day during a related Interest Period at a per annum rate equal to the product of (x) the outstanding principal balance of such Loan on such day, multiplied by (y) the sum of (i) the applicable LIBO Rate for such day and (ii) the Applicable Margin. Interest shall be payable on each Monthly Settlement Date in arrears with respect to each Loan through the final day of each Interest Period (regardless of whether such day is a Business Day), such amount to be payable on each Monthly Settlement Date. Lender shall determine the LIBO Rate for each Loan, which may be reset on a daily basis, as set forth in the definition of “LIBO Rate” and provide notice of such determination to the Borrowers. Lender shall also calculate the amount of interest or other amounts due to be paid by the Borrowers from time to time hereunder (including in connection with any prepayment or repayment of Loans permitted hereunder) and shall provide a written statement thereof to the Borrowers at least one (1) Business Day prior to the due date of such payments (or the relevant repayment or prepayment after having received a notice thereof); provided, that failure to provide such statements on a timely basis shall not relieve the Borrowers of the obligation to pay any interest and principal due on the applicable payment date (based upon its good faith calculation of the amount due, such amount to be promptly reconciled after receipt of a subsequent statement from the Lender) and other such amounts hereunder promptly upon receipt of such statement.

Section 2.06Increased Capital Costs.  If any Requirement of Law (other than with respect to any amendment made to Lender’s organizational or governing documents) or any change in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(a)shall subject Lender to any tax of any kind whatsoever with respect to this Agreement or any Loans made pursuant to it (excluding net income taxes) or change the basis of taxation of payments to Lender in respect thereof;

(b)shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of the Loans or extensions of credit by, or any other acquisition of funds by any office of Lender which is not otherwise included in the determination of the LIBO Base Rate hereunder; or

(c)shall impose on Lender any other condition; and the result of any of the foregoing is to increase the cost to Lender, by an amount which Lender deems to be material, of effecting or maintaining Loans hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrowers shall promptly pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduced amount receivable thereafter incurred.

If the Lender shall have determined that either (i) the adoption of or any change in any  Requirement of Law (other than with respect to any amendment made to the Lender’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or Official Body made subsequent to the date hereof; or (ii) compliance by Lender or any corporation controlling Lender with: (x) any directive or request from any Governing Authority or Official Body imposed after the date hereof or (y) the requirements of, whether such compliance is commenced prior to or after the date hereof, any of (a) Basel III or (b) the Dodd-Frank Act, or any existing rules, regulations, guidance, interpretations or directives from the United States bank regulatory agencies relating to Basel III or the Dodd-Frank Act, shall have the effect of reducing the rate of return on the Lender’s or such corporation’s capital (taking into consideration the Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by the Lender in its reasonable discretion to be material and to the extent Lender determines such reduced rate of return to be attributable to the existence of the obligations or agreements of Lender hereunder, then from time to time, Borrowers shall promptly pay to the Lender such additional amount or amounts as will thereafter compensate the Lender for such reduction.

If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.06, it shall promptly notify Borrowers of the event by reason of which it has become so entitled.  A certificate as to any additional amounts payable pursuant to this subsection submitted by Lender to Borrowers shall be conclusive in the absence of manifest error.  To the extent that Lender demands compensation for such amounts, Borrowers shall have the right to designate the

Termination Date by written notice given to Lender at least thirty (30) days before such Termination Date has occurred and Borrowers shall only be obligated to pay Lender the amounts under this Section 2.06(c) to the extent such amounts are necessary to compensate Lender through the Termination Date and upon repayment of all Obligations outstanding on such Termination Date.

Section 2.07Alternate Rate of Interest.  Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

(a)Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “LIBO Base Rate” are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein;

(b)Lender determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of “LIBO Base Rate” upon the basis of which the rate of interest on Loans is to be determined is not likely to adequately cover the cost to Lender of making the Loans hereunder; or

(c)it becomes unlawful for Lender to make Loans with an Interest Rate based on the LIBO Base Rate; then Lender shall give Borrowers prompt notice thereof and, so long as such condition remains in effect, Lender shall be under no obligation to make Loans hereunder, and Borrower shall, at its option, either repay any outstanding Loans or pay an Interest Rate determined by Lender taking into account the increased cost to Lender of making the Loans.

Section 2.08Mandatory Repayment of Loans.

(a)Borrowers shall repay the Outstanding Aggregate Loan Amount with respect to all Loans and all other amounts due under this Agreement in full on the Loan Repayment Date. Loans may be prepaid in accordance with the terms of Section 2.09 hereof and, to the extent prepaid, may be re-borrowed hereunder in accordance with the terms hereof (including satisfaction of all conditions precedent contained in Section 5.02).

(b)If, on any Business Day (a “Borrowing Base Shortfall Day”), the Lender provides written notice to the Borrowers that the Lender has determined in its sole reasonable discretion based on the Borrowing Base Report most recently delivered by the Lender pursuant to Section 2.04 that the Outstanding Aggregate Loan Amount on such day exceeds the lesser of (i) the Borrowing Base and (ii) the Commitment Amount plus the Uncommitted Amount on such day (such circumstance, a “Borrowing Base Deficiency”), the Borrowers shall within one (1) Business Day after the Borrowing Base Shortfall Day repay outstanding Loans (including accrued Interest thereon), in an amount equal to the amount of the Borrowing Base Deficiency specified in the notice provided to the Borrowers by the Lender (such requirement a “Margin Call”).  Any Borrowing Base Deficiency shall be cured, and the related Margin Call satisfied, in cash.

(c)Borrowers shall deliver a Repayment Notice with respect to each repayment of outstanding Loan amounts made pursuant to Section 2.08(b) by 3:00 p.m. (New York City time) on the first Business Day following the related Borrowing Base Shortfall Day.

Section 2.09Optional Prepayment.  Borrowers may, at their option, prepay any Loan advanced hereunder in full or in part on any Business Day (each an “Optional Prepayment Date”). Any such prepayment received by the Lender by 3:00 p.m. (New York City time) on such Optional Prepayment Date shall be applied by the Lender on such Business Day.  Any such prepayment received by the Lender after 3:00 p.m. (New York City time) on such Optional Prepayment Date shall be applied by the Lender on the following Business Day.

Section 2.10Commitment Fee.  Borrowers jointly and severally agree to pay to Lender the Commitment Fee, such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, in eleven (11) equal installments, each of which shall be equal to the Commitment Fee Installment Amount.  The Commitment Fee is and shall be deemed to be fully earned and non-refundable when paid.  The first installment of the Commitment Fee shall be payable on or prior to April 15, 2017 and each subsequent installment shall be payable on or prior to the 15th day of each succeeding month (or in each case if such date is not a Business Day, the preceding Business Day).  Lender may, in its sole, good faith discretion, with notice to Borrowers, net all or any portion or installment of the Commitment Fee or additional commitment fee that is due and payable from the proceeds of any Loan made to any Borrower.   In the event that the Termination Date is accelerated pursuant to Section 8.02 to a date which is prior to the payment in full of all installments of the Commitment Fee, any unpaid installments of the Commitment Fee shall be payable on the Termination Date.

Section 2.11Subservicer Credit Event.  Notwithstanding anything herein to the contrary, Lender shall have no obligation to make any new Loans with respect to the Commitment Amount or the Uncommitted Amount at any time upon or following the occurrence of a Subservicer Credit Event.

Section 2.12Subordination.  Each of PMAC and Holdings hereby agrees that all claims and demands (the “Subordinate Claims”), which Holdings now has or may hereafter have or acquire against PMAC under any Excess Servicing Spread Acquisition Agreement, and all interest accrued or that may hereafter accrue thereon, are subordinated to the prior payment and satisfaction in full of all Obligations (as hereafter defined) and after the occurrence and during the continuance of any Default or Event of Default, such Subordinate Claims are not to be payable, and that no payment on account thereof, nor any security therefor, shall be received, accepted or retained by Holdings unless and until the Borrowers have paid and satisfied in full all of the Obligations to the Lender (including all amounts of interest accrued or to accrue thereon up to the date of full payment thereof) of every kind and nature whatsoever (including but not limited to such amounts due under this Agreement and other Facility Documents), whether represented by negotiable instruments or other writings, whether direct or indirect, absolute or contingent, due or not due, secured or unsecured, original, renewed, modified or extended, now in existence or hereafter incurred, including without limitation pursuant to the Citi Repurchase Facilities).  Borrowers further agree that until such time that the Borrowers have paid and satisfied in full all of their Obligations to Lender, Lender shall also be granted a security interest to the extent provided pursuant to Section 4.01 of this Agreement in the collateral pledged to Holdings pursuant to any Excess Servicing Spread Acquisition Agreement (the “Subordinate Collateral”) and accordingly the rights of Holdings in and to the Subordinate Collateral are hereby subordinated to the prior payment and satisfaction in full of all Obligations, subject to the terms of the related Acknowledgement Agreement and Servicing Contract.  The Borrowers also agree that any additional Subordinate Collateral given as security for the Subordinate Claims shall be subordinate to the prior payment and satisfaction in full of all Obligations, subject to the terms of the related Acknowledgement Agreement and Servicing Contract.  After the occurrence and during the continuance of any Default or Event of Default under this Agreement, until the prior payment and satisfaction in full of all Obligations, PMAC agrees not to make payment of, or give any security for, the Subordinate Claims to Holdings.  For the avoidance of doubt, PMAC shall be permitted to make to Holdings, and Holdings may receive, accept and retain payments of interest and principal on account of any Excess Servicing Spread Acquisition Agreement prior to the occurrence and continuance of any Default or Event of Default under this Agreement.

ARTICLE III

PAYMENTS; COMPUTATIONS; TAXES; FEES

Section 3.01Payments and Computations, Etc.

(a)Unless otherwise expressly stated herein, all amounts to be paid or deposited hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds.

(b)Borrowers shall, to the extent permitted by law, pay interest on all amounts (including principal, interest and fees) due but not paid on the date such payment is due hereunder as provided herein, for the period from, and including, such due date until, but excluding, the date paid, at the applicable Default Rate, payable on demand; provided, however that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

(c)All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(d)Borrowers agree that the principal of and interest on the Loans shall be recourse obligations of the Borrower.

(e)All payments made by the Borrowers under this Agreement shall be made without set-off or counterclaim.

Section 3.02Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Facility Document shall to the extent permitted by Applicable Law be made free and clear of and without reduction or withholding for any Taxes.  If, however, Applicable Law requires any Borrower to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with Applicable Law as determined by such Borrower upon the basis of the information and documentation to be delivered pursuant to subsection (d) below.

(ii)If any Borrower shall be required by Applicable Law to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) such Borrower shall withhold or make such required deductions, (B) such Borrower shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Tax Indemnification.  Without limiting the provisions of subsection (a) above or duplicating the payment obligations set forth therein, each Borrower shall, and does hereby, indemnify the Lender and shall make payment in respect thereof within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) otherwise imposed on the Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Lender gives Borrowers written evidence of the imposition or assertion of such Indemnified Taxes or Other Taxes and/or the incurrence of such penalties, interest or expenses, as the case may be.

(c)Evidence of Payments.  Upon request by the Lender, after any payment of Taxes by any Borrower to a Governmental Authority as provided in this Section 3.02, such Borrower  shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Applicable Law to report such payment or other evidence of such payment reasonably satisfactory to the Lender.

(d)Status of Lenders; Tax Documentation.

(i)Lender shall deliver to the Borrowers, at the time or times prescribed by Applicable Law or when reasonably requested by a Borrower, such duly and properly completed and executed documentation prescribed by Applicable Law or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers to determine (A) whether or not payments made hereunder or under any other Facility Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) the Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by any Borrower pursuant to this Agreement or any other Facility

Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)Without limiting the generality of the foregoing, if any Borrower is a resident for tax purposes in the United States,

(1)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to such Borrower duly completed and executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by such Borrower as will enable such Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(2)each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Facility Document shall deliver to such Borrower (in such number of copies as shall be requested by such Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)duly completed and executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)duly completed and executed originals of Internal Revenue Service Form W-8ECI,

(III)duly completed and executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower  within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed and executed originals of Internal Revenue Service Form W-8BEN, or

(V)duly completed and executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by Applicable Law to permit such Borrower to determine the withholding or deduction required to be made.

(iii)Lender shall (A) promptly notify such Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) cooperate, in its reasonable discretion, with such Borrower to mitigate any requirement of Applicable Law of any jurisdiction in which such Borrower may be required to withhold or deduct any taxes from amounts payable to Lender hereunder.

Section 3.03Fees and Expenses. Each Borrower, jointly and severally, agrees to pay as and when billed by Lender all of the reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, administration, enforcement and execution of, and any amendment, waiver, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith and consummation and administration of the Loans contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to Lender, and (ii) all the due diligence, valuation, inspection, testing and review expenses (including but not limited to any asset level review of any Collateral and all on-going due diligence and valuation costs) incurred by Lender with respect to the Collateral under this Agreement.

ARTICLE IV

SECURITY INTEREST

Section 4.01Security Interest.  As security for the prompt payment and performance of all of its Obligations, each Borrower hereby assigns and pledges to the Lender, and grants a security interest, subject to the interests of the Applicable Agency as set forth in Section 4.02 and in the Acknowledgement Agreements, to the Lender, all of each Borrower’s right, title and interest, in, to, and under, whether now owned or hereafter acquired, in all of the following, whether now or hereafter existing and wherever located: (i) the Pledged Assets whether or not yet accrued, earned due or payable as well as all other present and future rights and interests of each Borrower in such Pledged Assets, (ii) the applicable Freddie Mac Servicing Contracts and Fannie Mae Servicing Contracts and all rights and claims thereunder, (iii) the applicable Acknowledgement Agreements with Freddie Mac and Fannie Mae and all rights and claims thereunder, (iv) if applicable, the Excess Servicing Spreads with respect to the Fannie Mae Servicing Rights identified on the attached Servicing Schedule, as the same may be amended by the delivery of each subsequent Servicing Schedule hereunder, whether or not yet accrued, earned, due or payable as well as all other present and future rights and interests of each Borrower in such Excess Servicing Spreads, (v) all books and records, including computer disks and other records or physical or virtual data or information, related to the foregoing (but excluding computer programs) (vi) the Subordinate Collateral and (vii) all monies due or to become due with respect to the foregoing and all proceeds of the foregoing (collectively, the “Collateral”); provided that Borrowers do not assign or pledge to the Lender, or grant a security interest in any of Borrower's right, title and interest, in, to or under any reimbursement for any servicing advances related to mortgage servicing rights subject to any Servicing Contract.

Section 4.02Provisions Regarding Pledge of Eligible Assets to Be Included In Financing Statements.

(a)Reserved.

(b)Notwithstanding anything to the contrary in the Agreement or any of the other Facility Documents, the security interest of the Lender created hereby with respect to the Eligible Assets is subject to the following provision to be included in each financing statement filed in respect hereof:

For Freddie Mac Servicing Rights: The security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Purchase Documents, as that term is defined in the Freddie Mac Single-Family Seller/Servicer Guide, which rights include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the debtor named herein as an approved Freddie Mac Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the unitary, indivisible master servicing contract and to transfer and sell all or any portion of said servicing contract rights, as provided in the Purchase Documents; and (b) to all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the debtor to Freddie Mac.

For Fannie Mae Servicing Rights: The Security Interest in this financing statement is subordinate to all rights of Fannie Mae under (i) the terms and conditions of that certain Acknowledgement Agreement, with respect to the Security Interest among Fannie Mae, Borrowers and Citibank, N.A., and (ii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and any supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and Borrowers, and all as amended, restated or supplemented from time to time  (collectively, the “Fannie Mae Lender Contract”), which rights include the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the Servicing Rights.

Section 4.03Authorization of Financing Statements.  To the extent permitted by applicable law, the Borrowers hereby authorize the Lender to file any financing or continuation statements required to perfect, protect, or more fully evidence the Lender’s security interest in the Collateral granted hereunder. Lender will notify the Borrowers of any such filing (but the failure to deliver such notice shall not prejudice any rights of the Lender under this Section 4.03).

Section 4.04Lender’s Appointment as Attorney In Fact.

(a)Each Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in the Lender’s discretion, if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement (or any Servicing Contract or Excess Servicing Spread Acquisition Agreement), to take any action on behalf of such Borrower pursuant to any Acknowledgement Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement (or any Servicing Contract or Excess Servicing Spread Acquisition Agreement) to the extent such actions are permitted to be taken by the Lender under any Acknowledgement Agreement, and, without limiting the generality of the foregoing, each Borrower hereby gives the Lender the power and right, on behalf of such Borrower, without assent by, but with notice to, such Borrower, if an Event of Default shall have occurred and be continuing, to do the following (subject to limitations contained in any Acknowledgement Agreement):

(i)in the name of such Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

(ii)(A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) in connection with the above, to give such discharges or releases as the Lender may deem appropriate; and (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Borrowers’ expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as either Borrower might do; and

(iii)perform or cause to be performed, each Borrower’s obligations under each applicable Excess Servicing Spread Acquisition Agreement or any Servicing Contract to the extent permitted by the related Acknowledgement Agreement.

Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable but shall terminate upon release of the Lender’s security interest as provided in Section 4.05. This power of attorney shall not revoke any prior powers of attorney granted by any Borrower.

(b)Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 8.02(c) hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; provided that the exercise of such powers are in accordance with the Acknowledgement Agreements.

(c)The powers conferred on the Lender are solely to protect the Lender’s interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to each Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct; provided that the Lender shall exercise such powers only in accordance with the Acknowledgement Agreements.

Section 4.05Release of Security Interest.  Upon termination of this Agreement and repayment to the Lender of all Obligations and the performance of all obligations under the Facility Documents, the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervener or conservator of, or a trustee or similar officer for any Borrower or any substantial part of its Property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

Lender may, in its sole discretion, release its interest in a pool of Pledged Servicing Rights and the related Pledged Excess Servicing Spreads; provided, however, that prior to such release, Lender shall have been paid the full amount of any Loans outstanding and any accrued interest and other Obligations hereunder with respect to such Pledged Servicing Rights and related Pledged Excess Servicing Spreads.  Notwithstanding the foregoing, the Lender shall have no obligation to release any Collateral hereunder to the extent such release would result in a (i) Borrowing Base Deficiency or to the extent a Default has occurred, (ii) the release of any Pledged Servicing Rights without the release of the related Pledged Excess Servicing Spreads, or (iii) the release of any Pledged Excess Servicing Spreads without the release of the related Pledged Servicing Rights.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01Conditions Precedent.  The effectiveness of this Agreement is subject to the condition precedent that the Lender shall have received each of the items set forth in

Schedule 5.01 (unless otherwise indicated) dated such date, and in such form and substance, as is satisfactory to the Lender.

Section 5.02Further Conditions Precedent.  The funding of each Loan hereunder, and the automatic continuation of each Loan after the termination of the immediately preceding calendar month related to any Loan, shall in all events be subject to satisfaction of the further conditions precedent set forth in Schedule 5.02 as of the making of such Loan and as of each day on which the Loans remain outstanding.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01Representations and Warranties of the Borrower.  Each Borrower represents and warrants to the Lender that throughout the term of this Agreement and as to itself:

(a)Organization and Good Standing.  Each Borrower Party (a) is a corporation or real estate investment trust as specified in this Agreement, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.  PMAC’s tax identification number is 80-0463416.  PMAC’s fiscal year is the calendar year. Holdings’ tax identification number is 27-2199755.  Holdings’ fiscal year is the calendar year.  Neither Borrower has changed its name within the past twelve (12) months.

(b)Power and Authority, Due Authorization.  Each Borrower Party (i) has all necessary power and authority and legal right to (A) execute and deliver each of the Facility Documents to be executed and delivered by it in connection herewith, (B) carry out the terms of the Facility Documents to which it is a party, and (C) with respect to Borrower, borrow the Loans and grant a security interest in the Collateral on the terms and conditions herein provided, and (ii) has taken all necessary corporate action to duly authorize (A) such borrowing and grant and (B) the execution, delivery, and performance of this Agreement and all of the Facility Documents to which it is a party.

(c)Binding Obligations.  Each Facility Document to which a Borrower Party is a party, when duly executed and delivered by it will constitute, legal, valid and binding obligations of such Borrower Party enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d)No Violation.  No Borrower Party’s execution and delivery of the Facility Documents nor the consummation of the transactions contemplated hereby and thereby will conflict with, result in any breach of (i) any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under any Borrower Party’s organizational documents, or any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which it is a party or by which it is otherwise bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument, other than this Agreement, or (ii) any Legal Requirement applicable to it of any Governmental Authority having jurisdiction over it or any of its properties if such violation, individually, or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(e)No Proceedings. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against any Borrower Party or any of its Subsidiaries or Affiliates or Subservicer or affecting any of their respective Property before any Governmental Authority, (1) as to which there is a reasonable likelihood of an adverse decision, and which, in the event of an adverse decision, would reasonably be likely to have a Material Adverse Effect, (2) which questions the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated thereby, or (3) which seeks to prevent the consummation of any of the transactions contemplated by any Facility Documents.

(f)Government and Agency Approvals.  No authorization, consent, approval, or other action by, and no notice to or filing with, any court, governmental authority or regulatory body or other Person domestic or foreign, including Fannie Mae, Freddie Mac, HUD or Ginnie Mae is required for any Borrower Party’s or Subservicer’s due execution, delivery or performance of any Facility Document to which it is a party except for (i) consents that have been obtained in connection with transactions contemplated by the Facility Documents, (ii) filings to perfect the security interest created by this Agreement, (iii) consents and approvals that may be required by Fannie Mae, Freddie Mac, HUD or Ginnie Mae from time to time after the Closing Date, and (iv) authorizations, consents, approvals, filings, notices, or other actions the failure to make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g)Solvency; Fraudulent Conveyance.  Each Borrower Party and its Affiliates are Solvent and will not cease to be Solvent due to any Loan hereunder (both immediately before and after giving effect to such Loan).  The amount of consideration being received by the Borrowers after giving effect to each Loan by the Lender constitutes reasonably equivalent value and fair consideration for such Loan.  No Borrower is pledging any Collateral with any intent to hinder, delay, or defraud any of its creditors.  As used herein, the term “Solvent” means, with respect to any Borrower Party on a particular date, that on such date (i) the most recently reported value of the assets of such Borrower Party, taking into account the fair value of assets accounted for on a fair value basis and the carrying value of other assets, is greater than the total amount of the most recently reported liabilities of such Borrower Party (including the fair value of liabilities reported on a fair value basis), (ii) after giving effect to each Loan, such Borrower Party is able to realize upon its assets and pay its debts and other liabilities as they mature, assuming an orderly disposition, and (iii) such Borrower Party does not have an unreasonably small capital with which to conduct its business.

(h)Margin Regulations.  Margin Stock (as defined in the regulations of the Board), constitutes less than 25% of the value of those assets of the Borrowers that are subject to any limitation on sale, pledge, or other restriction hereunder.

(i)Accurate Reports.  The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Borrower Party to Lender in connection with this Agreement and the other Facility Documents (including any information provided in connection with Lender’s current or due diligence review prior to the date hereof) or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of any Borrower Party to Lender in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Lender for use in connection with the transactions contemplated hereby or thereby.

(j)No Default.  No Default or Event of Default has occurred and is continuing.

(k)Investment Company Act. No Borrower Party is an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  No Borrower Party is subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.  Each Borrower Party (i) has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”), and (ii) is relying upon an exception or exemption from the registration requirements of the Investment Company Act other than those set forth in Sections 3(c)(1) and 3(c)(7) of the Investment Company Act.

(l)Taxes.  Each Borrower Party has filed all Federal income tax returns and all other tax returns that are required to be filed by them and have paid all taxes due and payable pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of such Borrower Party and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of such Borrower Party, adequate. Any taxes, fees and other governmental charges payable by such Borrower Party in connection with the Loans and the execution and delivery of the Facility Documents have been paid.

(m)No Adverse Actions.  No Borrower Party or Subservicer has received a notice from Fannie Mae, Freddie Mac, or Ginnie Mae  indicating any adverse fact or circumstance in respect of such Borrower Party or Subservicer, as applicable, which adverse fact or circumstance may reasonably be expected to entitle Fannie Mae, Freddie Mac, or Ginnie Mae to terminate such Borrower Party or Subservicer with cause or with respect to which such adverse fact or circumstance has caused Fannie Mae, Freddie Mac or Ginnie Mae to threaten to terminate, or consider the termination of, such Borrower Party or Subservicer in such notice.

(n)Financial Statements.  Each Borrower Party has heretofore furnished to Lender a copy of its audited consolidated balance sheets and the audited consolidated balance sheets of its consolidated Subsidiaries, each as at December 31, 2015 with the opinion thereon of Deloitte & Touche LLP, a copy of which has been provided to Lender. Each Borrower Party has also heretofore furnished to the Lender the related consolidated statements of income and retained earnings and of cash flows for such Borrower Party and its consolidated Subsidiaries for the one year period ending December 31, 2015, setting forth in comparative form the figures for the previous year.  All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of such Borrower Party and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Since December 31, 2015, there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.  No Borrower Party has any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, which is not reflected in the foregoing statements or notes.  Since the date of the financial statements and other information delivered to Lender prior to the date of this Agreement, no Borrower Party has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Facility Documents) or acquired any property or assets (including any equity interests of any other Person) that are material in relation to its financial condition.

(o)Chief Executive Office.  PMAC’s corporate headquarters on the date hereof is located at 3043 Townsgate Road, Suite 300, Westlake Village, CA  91361.  Holdings’ corporate headquarters on the date hereof is located at 3043 Townsgate Road, Suite 310, Westlake Village, CA  91361.

(p)Agency Set Off Rights.  No Borrower Party has any actual notice, including any notice received from any Applicable Agency, or any reason to believe, that, other than in the normal course of any Borrower Party’s business, any circumstances exist that would result in a Borrower Party being liable to any Applicable Agency for any amount due by reason of: (i) any breach of servicing or subservicing obligations or breach of mortgage selling warranty to such Applicable Agency under any Servicing Contract or any other similar contracts relating to a Borrower Party’s servicing or subservicing portfolio (including without limitation any unmet mortgage repurchase obligation), (ii) any unperformed obligation with respect to mortgages in an MBS pool that any Borrower Party is servicing or subservicing for an Agency under the regular servicing or subservicing option or other mortgages subject to recourse agreements, (iii) any loss or damage to any Applicable Agency by reason of any inability to transfer to a purchaser of the Servicing Rights any Borrower Party’s (as applicable) selling, servicing or subservicing representations, warranties and obligations, as well as any existing MBS recourse (regular servicing option) obligations, or other recourse obligations, and (iv) any other unmet obligations to an Applicable Agency under any Servicing Contract with respect to Fannie Mae or with respect to any other Agency,  any other similar contracts relating to a Borrower Party’s servicing portfolio.

(q)Use of Subservicers.  No Borrower shall use a subservicer, other than the Subservicer, with respect to any Mortgage Loan without Lender’s prior written consent; provided that Lender will be deemed to consent if the subservicer is approved by the Applicable Agency.  Each Borrower shall provide prior notice to Lender with respect to the use of a subservicer, other than the Subservicer, or a change in subservicer.

(r)Leverage Ratio; Liquidity; Adjusted Tangible Net Worth; Profitability. (i) (A) The ratio of PMAC’s Total Indebtedness to Adjusted Tangible Net Worth is not greater than 12:1; (B)  the Liquidity of PMAC is greater than $10,000,000 as of the last day of the prior calendar month; (C) the Adjusted Tangible Net Worth of PMAC is greater than or equal to $140,000,000;  (ii) (A) The ratio of Holdings’ Total Indebtedness to Adjusted Tangible Net Worth is not greater than 10:1; (B)  the combined Liquidity of PMAC and Holdings is greater than $25,000,000;  (C) the Adjusted Tangible Net Worth of Holdings is greater than or equal to $220,000,000 (iii) (A) Guarantor’s Adjusted Tangible Net Worth is greater than or equal to $830,000,000; (B) the combined amount of unrestricted cash of Guarantor and its Subsidiaries is greater than or equal to $40,000,000; (C) the ratio of Guarantor’s Total Indebtedness to Adjusted Tangible Net Worth is less than 7:1; and (D) Guarantor’s consolidated Net Income has been equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter.

(s)Fannie Mae/Freddie Mac/Ginnie Mae/HUD.  Subservicer is approved by and has all consents and licenses necessary to service loans on behalf of Fannie Mae, Freddie Mac, Ginnie Mae and HUD and is in good standing to service mortgages and has remained at all times in compliance with the guidelines of Fannie Mae, Freddie Mac, Ginnie Mae and HUD and has not been suspended as a mortgagee or servicer by Fannie Mae, Freddie Mac, Ginnie Mae and HUD on and after the date on which Subservicer first obtained such approval from Fannie Mae, Freddie Mac, Ginnie Mae and HUD.  No Borrower Party is, and Subservicer is not, under review or investigation, and no Borrower Party has, and the Subservicer does not have, knowledge of imminent or future investigation, by Fannie Mae, Freddie Mac, Ginnie Mae and HUD on and after the date on which such Borrower Party or Subservicer, as applicable, became a Fannie Mae, Freddie Mac, Ginnie Mae and HUD approved seller/servicer or lender, as the context may require.

(t)Borrower’s Existing Financing Facilities.  As of the date hereof, each of the Borrower’s financing facilities currently in place for the financing of any mortgage servicing rights (other than the Collateral) (including without limitation any excess servicing spread) or servicing advances (other than those related to the Collateral)  owned by Borrower is listed in detail on Schedule 6.01(t) attached hereto.  The Borrowers shall provide any updates to Schedule 6.01(t) to the Lender at the time it delivers each monthly Compliance Certificate hereunder.

(u)Subservicer Power and Authority.  The Subservicer (a) is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, (b) has all necessary power and authority and legal right to service the Mortgage Loans subject to this Agreement and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

(v)USA Patriot Act; OFAC.  None of the Borrowers, or any of their Affiliates, is a Prohibited Person and each Borrower is in full compliance with all applicable orders, rules, regulations and recommendations of OFAC.  None of the Borrowers or any of their members, directors, executive officers, parents or Subsidiaries: (1) is subject to U.S. or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or acts on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions currently in force; (3) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. Persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.  Each Borrower has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”) (collectively, the “Anti-Money Laundering Laws”).

(w)Anti-Money Laundering.  Each Borrower has complied with all applicable Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Loan for purposes of the Anti-Money Laundering Laws, and will maintain sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Loan is subject to nullification pursuant to the Executive Order 13224 or the regulations promulgated by OFAC (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of the Executive Order or the OFAC Regulations or listed as a “blocked person” for purposes of the OFAC Regulations.

(x)Non-Exempt Person. No Borrower is a Non-Exempt Person.

(y)Anti-Money Laundering/International Trade Law Compliance. As of the date of this Agreement, and at all times until this Agreement has been terminated and all Obligations hereunder have been paid in full: (A) no Covered Entity (1) is a Sanctioned Person; (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (4) engages in any dealings or transactions prohibited by any Anti-Terrorism Law; (B) the proceeds of any Facility Document will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law; (C) the funds used to pay any Borrower or Lender are not derived from any unlawful activity; and (D) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any Requirements of Law, including but not limited to any Anti-Terrorism Laws. Each Borrower covenants and agrees that it shall immediately notify Lender in writing upon the occurrence of a Reportable Compliance Event.

Section 6.02Representations Concerning the Collateral.  Each Borrower represents and warrants to the Lender that as of each day that a Loan is outstanding pursuant to this Agreement:

(a)No Borrower has assigned, pledged, conveyed, or encumbered any Collateral (other than a Permitted Excess Servicing Spread Acquisition) to any other Person or any right to any Collateral to any Person (including without limitation any right to control or transfer or otherwise effectuate any remedy relating to any Collateral), and immediately prior to the pledge of the Collateral in which such Borrower has rights, such Borrower was the sole owner of such Collateral and had good and marketable title thereto (subject to the rights of the related Applicable Agency with respect to the related Servicing Rights and Excess Servicing Spread), free and clear of all Liens, and no Person, other than the Lender has any Lien on any Collateral.  No Eligible Assets are related to Mortgage Loans owned or financed by a third-party (including without limitation any Affiliate of Borrower) other than the Applicable Agency pursuant to the related Acknowledgement Agreement, and no Person has any interest in any Eligible Assets or any related Mortgage Loans, other than Lender, Borrower or the related Applicable Agency pursuant to the related Acknowledgement Agreement (including without limitation any right to control or transfer or otherwise effectuate any remedy relating to any Eligible Assets).

(b)The provisions of this Agreement are effective to create in favor of the Lender a valid security interest in all right, title, and interest of each Borrower in, to and under the Collateral, subject only to the interests of the related Applicable Agency.

(c)All Agency Obligations have been identified as such in a schedule attached to the Servicing Schedule most recently delivered to the Lender. All information concerning all Servicing Rights set forth on the Servicing Schedule pursuant to which such Servicing Rights and Excess Servicing Spread were, are or will be (as applicable) pledged to the Lender will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading as of the date of delivery of such Servicing Schedule.

(d)Upon the filing of financing statements on Form UCC-1 naming the Lender as “Secured Party” and the Borrowers as “Debtors”, and describing the Collateral, in the appropriate jurisdictions, the Lender has a duly perfected first priority security interest under the UCC in all right, title, and interest of each Borrower in, to and under, subject to the interests of the related Applicable Agency, the Pledged Servicing Rights and Pledged Excess Servicing Spread.

(e)Subject to the rights of the related Applicable Agency as set forth in Section 4.02 and in the related Acknowledgement Agreement, the Borrowers are the legal and beneficial owner of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Facility Documents.

(f)Each applicable Acknowledgement Agreement is in full force and effect and neither Fannie Mae nor Freddie Mac has provided written notice to either Borrower or Lender that it will terminate, revoke, modify or amend the related Acknowledgement Agreement or its consent to the pledge of the Pledged Excess Servicing Spreads by Holdings to Lender or the pledge of the Pledged Servicing Rights by PMAC to Lender.

(g)In connection with any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by each Borrower or any of its Affiliates on the one hand and any third party (including an Affiliate of each Borrower or any of its Affiliates but excluding the Lender or any Affiliate of Lender) on the other, including without limitation, any other facility for the funding of servicing advances, no such third party has the right pursuant to the terms of such repurchase agreement, loan and security agreement or similar credit facility or agreement, to cause any Borrower to terminate, rescind, cancel, pledge, hypothecate, liquidate or transfer any of the Collateral.

ARTICLE VII

COVENANTS

Section 7.01Affirmative Covenants of Borrower.  Each Borrower  covenants and agrees with the Lender as so long as any Loan is outstanding and until all Obligations have been paid in full:

(a)Existence, Etc.  Each Borrower Party will:

(1)(A) preserve and maintain its legal existence and all of its material rights, privileges, franchises; (B) maintain all licenses, permits or other approvals necessary to conduct its business and to perform its obligations under the Facility Documents; (C) except as would not be reasonably likely to have a Material Adverse Effect or would have a material adverse effect on the Collateral or Lender’s interest therein, remain in good standing under the laws of each state in which it conducts business or the related Mortgaged Property  of any Mortgage Loan is located; and (D) not change its tax identification number, fiscal year or method of accounting without prior written notice to the Lender;

(2)comply with the requirements of and conduct its business in all material respects in accordance with all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

(3)keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(4)not move its chief executive office or chief operating office from the addresses referred to in Section 6.01(o) unless it shall have provided Lender thirty (30) days prior written notice of such change;

(5)pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(6)permit representatives of Lender, during normal business hours upon three (3) Business Days’ prior written notice at a mutually desirable time or at any time during the continuance of an Event of Default, to examine, copy and make extracts from each Borrower Party or Subservicer’s books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Lender; and

(7)not directly or indirectly enter into any agreement that would be violated or breached by any Loan or the performance by such Borrower Party of any Facility Document.

(b)Performance and Compliance with the Servicing Contracts.  Each Borrower Party will comply with all terms, provisions, covenants and other promises required to be observed by it under each of the Facility Documents to which it is a party and each applicable Excess Servicing Spread Acquisition Agreement, maintain each applicable Excess Servicing Spread Acquisition Agreement and the Facility Documents to which it is a party in full force and effect in all material respects and enforce the Servicing Contracts in all material respects in accordance with the terms thereof.  No Borrower shall amend or permit the amendment of any sections of the Subservicing Agreement which would materially affect the Servicing Contracts referenced herein or Subservicer’s servicing of the Mortgage Loans subject to this Agreement, without Lender’s prior written consent.  Each Borrower shall diligently enforce its rights under the Subservicing Agreement, including all rights to terminate and replace Subservicer upon the occurrence of a Subservicer Termination Event.  No Borrower shall waive any material default or other material failure to perform under or breach of the Servicing Contracts or Subservicing Agreement without Lender’s prior written consent.  For the avoidance of doubt, any default, failure or breach by the Subservicer that would permit the termination and replacement of the Subservicer under the Subservicing Agreement shall be deemed “material” and shall not be waived by Borrower or its Affiliates without Lender’s prior written consent.

(c)Taxes.  Each Borrower Party will pay and discharge promptly when due all Taxes and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent the same are being contested in good faith by appropriate proceedings and with respect to which adequate reserves shall, to the extent required by GAAP, have been set aside.

(d)Due Diligence.  Each Borrower acknowledges that the Lender has the right to perform and/or appoint a third party to perform, continuing due diligence reviews with respect to the Servicing Rights, Excess Servicing Spread and the Subservicer, any Borrower Party and the other Collateral, for purposes of verifying compliance with the representations, warranties, and specifications made hereunder and under the other Facility Documents, or otherwise. Borrower agrees that the Lender and its Authorized Representatives, upon reasonable notice, will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, any and all documents, records, agreements, instruments or information relating to the Collateral or any Agency in the possession of a Borrower or Subservicer; provided, however, the foregoing shall not apply with respect to any information that Borrower or Subservicer is required by any Agency to keep confidential.

(e)Changes in Servicing Contracts.  A Borrower shall provide written notice to the Lender of any changes in any  Servicing Contract or the Subservicing Agreement that may materially affect the Servicing Rights or Excess Servicing Spread within three (3) Business Days after any Borrower Party receives notice thereof.

(f)Records. Each Borrower Party shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

(g)Eligible Cash Reserve Amounts.  With respect to each of the Eligible Cash Reserve Amounts (as defined in subclause (i) thereof) applied to offset repurchase and indemnity obligations pursuant to Section 8.01(u), Borrower covenants and agrees that such funds have been established and maintained for such purpose in accordance with the related correspondent agreement(s), and that any such amounts are, as of the date of such application, available to a  Borrower for such purpose free and clear of any obligation of such Borrower to the related correspondent(s).  Each Borrower shall provide to Lender on a monthly basis or more frequently as requested by Lender, copies of the related account statements evidencing any such Eligible Cash Reserve Amounts.  In addition, Borrower shall provide to Lender upon request, any other documentation or information related to the establishment and maintenance of the accounts holding such amounts, including without limitation copies of the related account agreements, and copies of the related correspondent agreements.  .

(h)Financial Statements.  Each Borrower shall deliver to the Lender:

(1)As soon as available and in any event within forty (40) days after the end of each calendar month, the consolidated balance sheets of each Borrower Party and each of their consolidated Subsidiaries as at the end of such month, the related unaudited consolidated statements of income and retained earnings , and if requested by Lender, of cash flows, of each Borrower Party and their consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period;

(2)As soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of such Borrower Party, the consolidated balance sheets of each Borrower Party and their consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for such Borrower Party and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period;

(3)As soon as available and in any event within ninety (90) days after the end of each fiscal year of each Borrower Party, the consolidated balance sheets of such Borrower Party and their respective consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such Borrower Party, as applicable, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Borrower Party and their respective consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP;

(4)Together with each set of the financial statements delivered pursuant to clauses (1) through (3) above, a certificate of a Responsible Officer of such Borrower Party in the form of Exhibit 7.01 attached hereto; and

(5)as soon as available and in any event within ninety (90) days after the end of each fiscal year of each of Borrower, the Borrower, at its expense, shall either (a) cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Lender to the effect that such firm has examined certain documents and records for the preceding fiscal year with respect to each of Borrower, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Borrower’s overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement, or (b) furnish to Lender the Borrower’s assessment of Subservicer’s compliance with the subservicing criteria set forth in Section 1122(d) of Securities and Exchange Commission Regulation AB (17 C.F.R. Section 229.1122(d)), which assessment shall be attested to by a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants; and

(6)From time to time such other information regarding the financial condition, operations, well being or business of any Borrower Party or Subservicer (including but not limited to any information regarding any repurchase and indemnity requests or demands made upon Borrower by any third party investors (including any Agency), as the Lender may reasonably request, within three (3) Business Days of such request.

(7)In addition to Borrower’s obligation set forth in Section 2.04, within (i) three (3) Business Days after receipt by a Borrower Party (to the extent such Borrower Party owns any servicing rights with respect to any mortgage loans) of a request from Lender, the servicing valuation conducted by such Borrower Party and used to support the calculation of the servicing multiple used in determining the book value of such Borrower Party’s servicing portfolio in accordance with GAAP; and (ii) if so requested by Lender, within (3) Business Days of its completion, the servicing valuation conducted by a Valuation Agent with respect to the value of such Borrower Party’s servicing portfolio in accordance with GAAP.

(i)Applicable Agency Approval.  Each Borrower Party and Subservicer shall at all times maintain copies of relevant portions of all final written Fannie Mae, Freddie Mac, Ginnie Mae and HUD audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing and subservicing operations (including those prepared on a contract basis for any such agency) in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, and all necessary approvals from Fannie Mae, Freddie Mac, Ginnie Mae and HUD.  Each Borrower shall not, and each Borrower shall not permit Subservicer to take any action, or fail to take any action, that would permit Fannie Mae, Freddie Mac, Ginnie Mae and HUD to terminate or threaten to terminate its right to service loans for Fannie Mae, Freddie Mac, Ginnie Mae and HUD with cause.

(j)Quality Control.  The Borrowers shall and shall cause Subservicer to conduct quality control reviews of Borrower’s and Subservicer’s servicing operations in accordance with industry standards and Fannie Mae, Freddie Mac, Ginnie Mae and HUD requirements.  Each Borrower shall promptly report to Lender quality control findings as such reports are produced.

(k)Special Affirmative Covenants Concerning Servicing Rights.

(i)With respect to its respective rights, each Borrower warrants and shall defend the right, title and interest of the Lender in and to the Pledged Servicing Rights and Pledged Excess Servicing Spread to the Lender against the claims and demands of all Persons whomsoever, subject to the restrictions imposed by the Acknowledgement Agreements to the extent that such restrictions are valid and enforceable under the applicable UCC and other Requirements of Law.

(ii)With respect to its respective rights, each Borrower shall preserve the security interests granted hereunder and upon request by the Lender undertake all actions which are necessary or appropriate, in the reasonable judgment of the Lender, to (x) maintain the Lender’s security interest (including the priority thereof) in the Collateral in full force and effect at all times prior to the satisfaction of all obligations under this Agreement and the release of the Lender’s lien in accordance with the terms and provisions of this Agreement (including upon a Change of Control with respect to the Borrower), and (y) preserve and protect the Collateral and protect and enforce the rights of the Lender to the Collateral, including the making or delivery of all filings and recordings (of financing or continuation statements), or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, cause to be marked conspicuously its master data processing records with a legend, acceptable to the Lender, evidencing that such security interest has been granted in accordance with this Agreement.

(iii)Each Borrower Party and Subservicer shall diligently fulfill its duties and obligations under the Servicing Contracts and the Subservicing Agreement in all material respects and shall not default in any material respect under any Servicing Contract, the Subservicing Agreement or any Acknowledgement Agreement.  Each Borrower shall diligently enforce its rights under the Subservicing Agreement, including without limitation, Borrower’s right to terminate and replace Subservicer upon the occurrence of a Subservicer Termination Event.  Each Borrower shall not waive any Subservicer Termination Event without Lender’s prior written consent.

(iv)Each Borrower acknowledges and agrees that Lender has the right to impose a minimum threshold based on any system adopted by any Agency to rate or score the quality of servicers, and to apply such threshold to such Borrower and/or Subservicer.

(l)Maintenance of Property; Insurance.  Each Borrower shall, and shall cause Guarantor and Subservicer to keep all property useful and necessary in its business in good working order and condition.  Each Borrower shall and shall cause Subservicer to maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Effective Date and are customarily required by Fannie Mae and Freddie Mac (as disclosed to Lender in writing) and neither Borrower nor Subservicer shall reduce such coverage without the written consent of Lender, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

(m)Use of Proceeds.  No Borrower shall use the proceeds of the Loans in contravention of the requirements, if any, of any Applicable Agency.

(n)Monthly Compliance Certificate.  No later than the times set forth in Section 7.01(h)(4), Borrower shall deliver to the Lender a completed Officer’s Certificate for each Borrower Party in the form of Exhibit 7.01 attached hereto, which shall include any updates to Schedule 6.01(t) since the previously delivered Compliance Certificate.

(o)Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency, Borrower shall cure the same in accordance with Section 2.08(b) hereof.

(p)Excess Servicing Spread Acquisitions. With respect to any Excess Servicing Spread Acquisition, (i) Borrowers shall deliver to the Lender a new Servicing Schedule and the related ESS Confirmation reflecting such Eligible Servicing Spread Acquisition, (ii) such acquisition shall be a Permitted Excess Servicing Spread Acquisition, and (iii) a Borrowing Base Deficiency shall not have occurred after giving effect to such transaction unless Borrower cures such Borrowing Base Deficiency in accordance with 2.08(b).

(q)Changes in Excess Servicing Spread Acquisition Agreement.  Subject to Section 7.01(dd), the Borrowers shall provide written notice to the Lender of any changes in any applicable Excess Servicing Spread Acquisition Agreement that may materially affect the Excess Servicing Spread within three (3) Business Days after any Borrower Party receives notice thereof.

(r)Further Identification of Collateral.  Each Borrower will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

(s)Notice of Disposal of Servicing Rights.  In the event that the Borrowers sell or otherwise dispose of any of the Pledged Servicing Rights and Pledged Excess Servicing Spread (other than in connection with prepayments in full on the Mortgage Loans or a sale, transfer or other reallocation of the Pledged Assets amongst the Borrowers), it shall give the Lender seven (7) Business Days’ prior written notice of such sale or disposition, during which time the Lender shall recalculate the Collateral Value for the Collateral remaining after such sale or disposition.  Lender shall have no obligation to release its interest in any Pledged Servicing Rights or Pledged Excess Servicing Spread (i) until all amounts required to be paid pursuant to Section 4.05 have been paid and (ii) unless the Pledged Servicing Rights and Pledged Excess Servicing Spread are sold or disposed of together in the same transaction.

(t)Requests for Information.  Each Borrower shall furnish to the Lender within three (3) Business Days after the Lender’s request, any reasonable information, documents, records or reports with respect to the Collateral, any Borrower Party’s or Subservicer’s business or its relationship with any Agency, as the Lender may from time to time request.

(u)Agency Collateral Account.  On the last day of each month (beginning with the date hereof), Borrower shall deliver a notice to the Lender setting forth the amount on deposit in each Collateral Account established by Borrower at each Agency; provided that if any such date is not a Business Day, such notice shall be delivered to the Lender on the next succeeding Business Day.  To the extent not prohibited by the related Agency, Borrower shall promptly (and in any event within three (3) Business Days thereof) notify the Lender (and provide a copy of any written request) of any request it receives from any Agency indicating either (i) that Borrower or Subservicer must deposit additional amounts in the related Collateral Account or (ii) that Borrower or Subservicer is entitled to withdraw amounts from the related Collateral Account and such notice shall include the amount required to be deposited or withdrawn, as applicable.

(v)Agency Information.  Each Borrower shall make available the President, Chief Financial Officer and any other applicable officers of such Borrower to participate in discussions with Lender and provide information with respect to the following: (i) a projection of the obligations of such Borrower in connection with (A) all Agency Obligations and (B) amounts that may have been required to be deposited or withdrawn from any Collateral Account with any Agency (the “Collateral Account Activity”), (ii) a projection of the impact the Agency Obligations may have on the operations of Borrower, including but not limited to, the net impact on liquidity, statements of income, retained earnings and cash flows, (iii) the projected date of resolution of the Agency Obligations, and (iv) such other information as may be reasonably requested by the Lender, including information related to Subservicer’s financial condition, in all cases to the extent Borrower is not prohibited from disclosing such information.

(w)Servicer Rating. If Lender shall receive a notice pursuant to Section 7.03(h) hereof, Lender shall have the right in its discretion to require that Borrower enter into an amendment to this Agreement to require that Borrower maintain such thresholds with the Applicable Agencies as Lender may require at such time.

(x)Agency Obligations Report.  Each Borrower shall deliver to Lender such reports as Lender may reasonably request from time to time with respect to all amounts (i) previously paid by Borrower or Guarantor to any Agency as of the date of such report to and (ii) outstanding and not yet paid by Borrower or Guarantor to any Agency as of the date of such report, and in each case which report includes the amount of each payment, the Agency to which such payment was or is to be made and the nature of such payment.

(y)Subservicer Acknowledgement Letters.  Prior to permitting any subservicer other than Subservicer to service any Mortgage Loans related to the Eligible Servicing Rights pledged hereunder, the Borrowers shall cause such subservicer to become a party to a subservicer side letter with Lender, pursuant to which such subservicer shall acknowledge the Lender’s rights hereunder and agree to follow all instructions of Lender upon the occurrence of a default hereunder, which side letter shall be acceptable to Lender and the Applicable Agency in form and substance (such side letter, a “Subservicer Acknowledgement Letter”).

(z)Monthly Valuation Report. Borrower shall deliver to Lender by no later than the time set forth in Section 2.04, a servicing valuation report with respect to all Servicing Rights owned by Borrower in form and substance acceptable to Lender prepared by a nationally recognized third party valuation firm acceptable to Lender.

(aa)Publicly Traded Company.  Guarantor shall at all times maintain its status as a publicly traded company.

(bb)REIT Status.  Guarantor shall maintain its REIT Status at all times.

(cc)OFAC.  At all times throughout the term of this Agreement, each Borrower (a) shall be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC and (b) shall not permit any Assets to be maintained, insured, traded, or used (directly or indirectly) in violation of any United States statutes, rules or regulations, in a Prohibited Jurisdiction or by a Prohibited Person.

(dd)Agency Consent to Excess Servicing Spread.  Borrowers shall provide written notice to the Lender immediately upon knowledge of any revocation or threatened revocation of an Applicable Agency’s consent to the pledge of the Pledged Excess Servicing Spreads by Holdings to Lender or the pledge of the Pledged Servicing Rights by PMAC to Lender.  Borrower shall cooperate with all requests of Lender as may be necessary to protect its security interest in the Collateral to the extent PMAC reacquires any Pledged Excess Servicing Spreads from Holdings as a result of such revocation or otherwise.

Section 7.02Negative Covenants of the Borrower.  Each Borrower covenants and agrees with the Lender that so long as any Loan is outstanding and until all Obligations have been paid in full, no Borrower Party shall:

(a)other than in accordance with Section 7.02(c), take any action or allow the Subservicer to take any action that would directly or indirectly materially impair or materially adversely affect the Borrower’s title to, or the value of, the Collateral;

(b)create, incur or permit or allow the Subservicer to create, incur or permit to exist any Lien in or on the Collateral or assign any right to receive income in respect thereof except (i) the security interest granted hereunder in favor of the Lender or (ii) the rights of any Applicable Agency under the Servicing Contracts;

(c)sell, lease or otherwise dispose of or allow Subservicer to sell, lease or otherwise dispose of any Collateral (other than sales or dispositions of (1) Servicing Rights and (2) Excess Servicing Spread packaged together in the same transaction (i) resulting from the payoff of the related Mortgage Loans or the repurchase of the related Mortgage Loans by the Borrower, (ii) as required by the Applicable Agency or (iii) in the ordinary course of Borrower’s servicing business, except as expressly permitted by this Agreement);

(d)without prior consent of Lender, engage in any line or lines of business activity other than the businesses in substantially the same fields of enterprise as are presently conducted by it;

(e)(i)  cancel or terminate or allow Subservicer to cancel or terminate any Facility Documents to which it is a party or consent to or accept any cancellation or termination thereof, (ii) amend, amend and restate, supplement or otherwise modify any Facility Document, (iii) consent to or allow Subservicer to consent to any amendment, modification or waiver of any term or condition of any Facility Document, without the prior written consent of the Lender, which consent shall not be unreasonably withheld; provided that if the amendment of any Servicing Contract is done unilaterally by any Applicable Agency, the prior written consent of the Lender is not required; provided further, that if an amendment to the Subservicing Agreement or the Servicing Contracts does not relate to and would not affect Subservicer’s servicing of the Mortgage Loans subject to this Agreement, the prior written consent of the Lender is not required, (iv) waive or allow Subservicer to waive any material default under or breach of any Servicing Contract or the Subservicing Agreement, or (v) take any other action or allow Subservicer to take any other action in connection with any such Facility Documents that would impair in any material respect the value of the interests or rights of such Borrower thereunder or that would impair in any material respect the interests or rights of the Lender;

(f)change the state of its organization unless such Borrower shall have given the Lender at least thirty (30) days’ prior written notice thereof and unless, prior to any such change, such Borrower shall have filed, or caused to be filed, such financing statements or amendments as the Lender determines may be reasonably necessary to continue the perfection of the Lender’s interest in the Collateral;

(g)at any time, directly or indirectly, (i) enter into any transaction of merger or consolidation or amalgamation in which it is not the surviving entity, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets without Lender’s prior consent; or (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect with respect to Borrower;

(h)without the Lender’s consent, appoint or use any or allow Subservicer to appoint or use any subservicers other than the Subservicer with respect to any Eligible Servicing Rights pledged to the Lender pursuant to this Agreement; provided that Lender will be deemed to consent if the subservicer is approved by the Applicable Agency;

(i)take any action or allow Subservicer to take any action that would directly or indirectly materially impair or materially adversely affect the Borrower’s title to, or the value, of the Eligible Assets or materially increase the duties, responsibilities or obligations of the Borrower;

(j)without Lender’s consent, make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower Party;

(k)make any Restricted Payments following the occurrence of a Default;

(l)(1)  enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is  (i) not prohibited under this Agreement, (ii) in the ordinary course of Borrower’s business and financing activities (iii) upon fair and reasonable terms no less favorable to a Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate or (2) make a payment that is not otherwise permitted by this Agreement to any Affiliate;

(m)enter into any other financing facility with a lender other than the Lender to provide for the financing of mortgage servicing rights or advances subject to any Servicing Contract;

(n)without the prior written consent of Lender, purchase or otherwise acquire any Servicing Rights from any third party other than such Servicing Rights relating to any Mortgage Loans acquired by Borrower either (x) through its correspondent or flow acquisition channels or (y) through its acquisition of any originator;

(o)without the prior written consent of Lender, acquire any asset level repurchase or indemnity obligations (including without limitation any obligation due and payable to any Agency) in excess of 10% of the aggregate net book value of Borrower’s servicing portfolio as of the Effective Date of this Agreement from any third party in connection with its acquisition of any mortgage loan pool or mortgage originator platform, other than in the ordinary course of Borrower’s business;

(p)enter into any other financing facility or agreement which in any way involves the pledging any of the Borrower’s right, title and interest in, to and under any right to reimbursement of any servicing advances under any Servicing Contract to a third party;

(q)sell or otherwise dispose of any Pledged Servicing Rights and Pledged Excess Servicing Spread unless such sale or disposition (i) is in accordance with Section 7.02(c) and (ii) requires the Pledged Servicing Rights to only be sold or otherwise disposed of collectively in  the same transaction with the related Pledged Excess Servicing Spread; and

(r)in the case of Holdings, sell one or more participations in the Excess Servicing Spreads or enter into any other arrangement whereby one or more Persons have rights through, or with, Holdings with respect to the Excess Servicing Spreads without the prior written consent of Lender, such consent to be given at the sole discretion of the Lender.

Section 7.03Notice of Certain Occurrences.  Each Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations have been paid in full, it will provide notice to the Lender of each of the following:

(a)Defaults.  As soon as possible, but in any event within one (1) Business Day after a Borrower has knowledge of any Default or Event of Default under any Facility Document or other material agreement of a Borrower Party, such Borrower shall furnish to the Lender a written statement of a Responsible Officer of the applicable Borrower Party setting forth details of such Default and no more than three (3) Business Days after a Responsible Officer of such Borrower Party has knowledge of any Default a written statement from a Responsible Officer of such Borrower Party setting forth the action that the Borrower Party has taken or proposes to take with respect to such Default;

(b)Litigation.  As soon as possible, but in any event within three (3) Business Days, after, service of process on a Borrower Party, Subservicer or any of their Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting a Borrower Party or any of its Subsidiaries (i) that questions or challenges the validity or enforceability of any of the Facility Documents, or (ii) in which the amount in controversy exceeds $10,000,000 and as to which an adverse determination would be reasonably likely to result in a Material Adverse Effect;

(c)Material Adverse Effect.  Upon a Borrower Party becoming aware of any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;

(d)Change of Control.  Upon the occurrence of a Change of Control;

(e)Judgment.  Within five (5) days of the entry of a judgment or decree against such Borrower Party or any of its Subsidiaries in an amount in excess of $1,000,000;

(f)Servicing Contract Transfer.  Upon transfer, expiration without renewal, termination or other loss of all or any part of any Servicing Contract (or the termination or replacement of a Borrower Party thereunder), the reason for such transfer, loss or replacement, if known to it and the effects that such transfer, loss or replacement will have (or will likely have) on the prospects for full and timely collection of all amounts owing to a Borrower under or in respect of a Borrower’s Servicing Contracts;

(g)Agency Notices.  Within two (2) Business Days of receipt, (i) a copy of any notices it receives from Fannie Mae, Freddie Mac, Ginnie Mae or HUD indicating any adverse fact or circumstance in respect of the Borrowers or Subservicer which adverse fact or circumstance may entitle Fannie Mae, Freddie Mac, Ginnie Mae or HUD, respectively, to terminate or to threaten to terminate Borrower or Subservicer with cause or that may entitle Fannie Mae, Freddie Mac, Ginnie Mae or HUD to conduct any inspection or investigation of any Borrower or Subservicer, or either of their files or facilities, (ii) a copy of any other notices it receives from any Agency related to the servicing of any Mortgage Loans owned by such Agency, (iii) a copy of any demand by any Agency or an insurer for the repurchase of or indemnification with respect to a Mortgage Loan and the reason for such repurchase or indemnification, (iv) a copy of any notice from an Agency indicating material breach, default or material non-compliance by the Borrowers or Subservicer and (v) if the Fannie Mae Servicing Rights are Pledged Assets at such time, a copy of (1) any notice from Fannie Mae regarding any ESS Callable Event ("ESS Notice") received by PMAC or Holdings; (2) any response from Borrower to Fannie Mae with respect to any ESS Notice; and (3) any remedial action, plan, or cure required by Fannie Mae regarding any ESS Callable Event.

(h)Servicer Rating.  Within two (2) Business Days of receipt of  notice of any decrease in any servicer rating of a Borrower or Subservicer by any Agency or any rating agency to a level below a below Moody’s rating of “SQ3” or S&P’s rating of “Average”.

(i)Credit Default. Unless otherwise disclosed by Guarantor on Form 8-K with separate notice by Borrower to Lender of the filing of such Form 8-K, upon, and in any event within five (5) Business Days after, Borrower shall furnish the Lender notice of the involuntary termination, acceleration, maturity of or reduction in the amount available for borrowing under any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by a Borrower Party and any third party to the extent that such agreement or facility, prior to the effectiveness of such termination, acceleration, maturity or reduction, provides for a minimum amount available for borrowing by such Borrower Party equal to or greater than $10,000,000.

(j)Amendment to any Servicing Contract or the Subservicing Agreement.  Within five (5) Business Days after Borrower or the Subservicer enters into any amendment to the terms of any Servicing Contract or the Subservicing Agreement; provided, that the Subservicer shall not enter into any amendment to the Subservicing Agreement or the Servicing Contracts that would affect Subservicer’s servicing of the Mortgage Loans subject to this Agreement without the prior written consent of Lender.

(k)Other.  Within fifteen (15) Business Days after the Lender’s request, each Borrower Party will furnish to the Lender such other information, documents, records or reports with respect to the Collateral or the corporate affairs, conditions or operations, financial or otherwise, of such Borrower Party as the Lender may from time to time reasonably request.

(l)Agency Requirements. Within three (3) Business Days after Borrower or Subservicer receives notice of any Agency’s requirements regarding a Borrower’s or Subservicer’s minimum consolidated Tangible Net Worth or any change in any Agency’s requirements regarding Borrower’s or Subservicer’s consolidated liquidity.

(m)Borrower’s Financing Facilities.  Within ten (10) Business Days of the entry by Borrower into any financing facility for the financing of any mortgage servicing rights, excess servicing spread or servicing advances regarding any Agency other than an Applicable Agency.

(n)Subservicer.  One (1) Business Day following the occurrence of any Subservicer Credit Event or Subservicer Termination Event.

(o)Affiliates.  Within five (5) Business Days of becoming aware of any Agency’s determination that the Subservicer and Borrower shall be deemed to have a joint aggregate credit exposure to such Agency.

(p)ESS Callable Events.  One (1) Business Day following the occurrence of any ESS Callable Event.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01Events of Default.  The following events shall be “Events of Default”:

(a)(i) Any Borrower shall fail to make any payment or deposit to be made by it hereunder when due (whether of principal or interest at stated maturity, upon acceleration, or at mandatory prepayments) or fails to cure a Borrowing Base Deficiency as provided under Section 2.08(b), and in either case such default shall continue unremedied for a period of one (1) Business Day, or (ii) any Borrower or Guarantor shall default in the payment of any other amount payable by it hereunder or under any other Facility Document after notification by Lender of such default, and such default shall have continued unremedied for three (3) Business Days; or

(b)A Borrower Party (as applicable) shall fail to comply with the requirements of Section 7.01(a)(1), Section 7.02(b), Section 7.02(c), Section 7.02(g), Section 7.02(i), Section 7.02(j), Section 7.02(k); 7.02(ee) or Section 7.03(a) hereof, and such default shall continue unremedied for a period of one (1) Business Day; or a Borrower Party shall otherwise fail to observe or perform any other obligation, representation or covenant contained in this Agreement or any other Facility Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days;

(c)Any representation, warranty or certification made or deemed made herein or in any other Facility Document by a Borrower Party or any certificate furnished to Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished other than the representations and warranties set forth in Section 6.02 which shall be considered solely for the purpose of determining the Market Value of the Eligible Assets; unless (i) Borrower Party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Lender in its reasonable discretion to be materially false or misleading on a regular basis;

(d)(1) The failure of any Borrower or Subservicer to be an approved servicer under the guidelines of each Applicable Agency with respect to which any Eligible Servicing Rights pledged under this Agreement relate, (2) any Borrower or Subservicer fails to service or subservice, as applicable, in accordance with any Applicable Agency Guide and the Lender determines in its good faith discretion that such failure may have a Material Adverse Effect, (3) any Borrower or Subservicer is terminated as servicer or subservicer, as applicable, with respect to any Eligible Servicing Rights by any Applicable Agency, (4) any Borrower or Subservicer shall at any time be terminated, revoked or suspended as servicer or subservicer, as applicable, with respect to any whole loan servicing or subservicing rights that make up a material portion of such Borrower’s servicing portfolio or Subservicer’s subservicing portfolio, (5) any Borrower or Subservicer shall  cease to be approved by or its approval shall be revoked, suspended, rescinded, halted, eliminated, withdrawn, annulled, repealed, voided or terminated by any Agency as an approved seller/servicer or lender, (6) all or a portion of a Borrower Party’s or Subservicer’s servicing or subservicing portfolio consisting of loans of any Agency is seized, (7) any Agency shall at any time cease to accept delivery of any loan or loans from a Borrower Party or Subservicer under any program or notifies a Borrower Party or Subservicer that any Agency shall cease accepting loan deliveries from such Borrower Party or Subservicer or (8) receipt by a Borrower Party or Subservicer of a notice from any Agency indicating material breach, default or material non-compliance by such Borrower Party or Subservicer which the Lender reasonably determines may entitle such Agency to terminate such Borrower Party or Subservicer, as applicable, which notice has not been rescinded or nullified within three (3) Business Days of its receipt by such Borrower Party or Subservicer, as applicable, or such lesser time as Lender believes is necessary to protect its interest and provides any Borrower with written notice thereof, as the case may be;

(e)Any Borrower Party, any Affiliate of a Borrower Party, or any Repurchase Party shall default under, or fail to perform as required under, or shall otherwise breach the terms of any repurchase agreement (including without limitation any Citi Repurchase Facility), loan and security agreement, MSFTA/derivatives agreement, or similar credit facility or agreement for borrowed funds between any Borrower Party or Repurchase Party or such other entity, on the one hand, and Lender or any of Lender’s Affiliates on the other; or a Borrower Party or Repurchase Party shall default under, or fail to perform as required under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds with outstanding amount at least $10,000,000 (including without limitation any Citi Repurchase Facility) entered into by such Borrower Party or Repurchase Party, which default or failure entitles any party to cause acceleration or require prepayment of any indebtedness thereunder;

(f)Lender does not, or ceases to, have a first priority perfected security interest in the Collateral or any material part thereof, subject only to the interests of each Applicable Agency with respect to Eligible Assets and any Collateral related thereto, other than as a result of a release of such security interest by the Lender and such default continues unremedied for a period of one (1) Business Day after the earlier of (i) a Responsible Officer of a Borrower Party having actual knowledge thereof and (ii) written notice of such default from the Lender;

(g)A Borrower Party or Subservicer, as applicable, shall cease to be approved by or its approval shall be revoked, suspended, rescinded, halted, eliminated, withdrawn, annulled, repealed, voided or terminated by (i) with respect to Subservicer only, Ginnie Mae as an approved issuer, (ii) HUD, pursuant to Sections 203 and 211 of the National Housing Act, (iii) FHA, as an FHA Approved Mortgagee or servicer, (iv) with respect to Subservicer only, VA as a VA Approved Lender, (v) Fannie Mae as an approved seller/servicer or lender, or (vi) with respect to Subservicer only, Freddie Mac as an approved seller/servicer or lender;

(h)Guarantor shall fail at any time to maintain its REIT Status or shall fail to satisfy all of the conditions set forth in Section 856(c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder;

(i)[Reserved];

(j)A Borrower Party shall fail to comply with the following financial covenants:

(i)with respect to PMAC (A) the ratio of PMAC’s Total Indebtedness, to Adjusted Tangible Net Worth shall not at any time be greater than 12:1; (B)  PMAC’s Liquidity is not less than $10,000,000 as of the last day of the prior calendar month; (C) the Adjusted Tangible Net Worth of PMAC is greater than or equal to $140,000,000;

(ii)with respect to Holdings (and PMAC as applicable) (A) the ratio of Holdings’ Total Indebtedness, to Adjusted Tangible Net Worth shall not at any time be greater than 10:1; (B)  the combined Liquidity of Holdings and PMAC is not less than $25,000,000 as of the last day of the prior calendar month; (C) the Adjusted Tangible Net Worth of Holdings is greater than or equal to $220,000,000; and

(iii)with respect to Guarantor, (A) the ratio of Guarantor’s Total Indebtedness, to Adjusted  Tangible Net Worth shall not at any time be greater than 7:1; (B)  the combined amount of unrestricted cash of Guarantor and its Subsidiaries is not less than $40,000,000 as of the last day of the prior calendar month; (C) the Adjusted Tangible Net Worth of Guarantor is greater than or equal to $830,000,000; and (D) as of the end of the immediately preceding calendar quarter, Guarantor’s consolidated Net Income for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter.

(k)The failure of a Borrower Party to maintain any Net Worth requirements of any Agency;

(l)Any final judgment or judgments or order or orders for the payment of money in excess of $1,000,000 in the aggregate (to the extent that it is, in the reasonable determination of Lender, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against any Borrower Party by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and such Borrower Party shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(m)(1) A Borrower Party or any of its Affiliates or any Subservicer files a voluntary petition in bankruptcy, seeks relief under any provision of any Insolvency Law or consents to the filing of any petition against it under any such law; (2) a proceeding shall have been instituted by any Borrower Party, Affiliate of a Borrower Party or any Subservicer in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Borrower Party or such Affiliate or any Subservicer in an involuntary case under any applicable Insolvency Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of any Borrower or such Affiliate or any Subservicer, or for any substantial part of its Property, or for the winding-up or liquidation of its affairs, (3) a proceeding shall have been instituted by any Person (other than an Affiliate of the Borrower Party) in a court having jurisdiction in the premises seeking a decree or order for relief in respect of a Borrower Party or any of its Affiliates or any Subservicer in an involuntary case under any applicable Insolvency Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of a Borrower Party or such Affiliate or any Subservicer, or for any substantial part of its Property, or for the winding-up or liquidation of its affairs and a Borrower Party or such Affiliate or any Subservicer shall have failed to obtain a relief (including, without limitation, a dismissal) or a stay of such involuntary proceeding within thirty (30) days, (4) the admission in writing by a Borrower Party or any of its Affiliates or any Subservicer of its inability to pay its debts as they become due, (5) a Borrower Party or any of its Affiliates or any Subservicer consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official, of all or any part of its Property or any custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official takes possession of all or any part of the Property of the Borrower Party or any of its Affiliates or any Subservicer; (6) a Borrower Party or any of its Affiliates or any Subservicer makes an assignment for the benefit of any of its creditors; or (7) a Borrower Party or any of its Affiliates or any Subservicer generally fails to pay its debts as they become due;

(n)Any Governmental Authority or any Person, agency or entity acting or purporting to act under Governmental Authority (including any Agency) shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of a Borrower Party or any of its Affiliates, or shall have taken any action to displace the management of any Borrower Party or any of its Affiliates or to curtail such Borrower Party’s, or any of its Affiliates’ authority in the conduct of its business;

(o)Any Material Adverse Effect shall have occurred as determined by Lender in its reasonable discretion;

(p)Lender shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of any Borrower Party or Subservicer and such reasonable information and/or responses shall not have been provided within three (3) Business Days of such request;

(q)A Change of Control of any Borrower Party shall have occurred without the prior consent of Lender;

(r)If one or more of the events set forth in Section 11 of the Guaranty shall have occurred;

(s)Borrowers fail to pay any portion of the Commitment Fee when due hereunder, and such default shall continue unremedied for a period of one (1) Business Day;

(t)A Subservicer Credit Event shall have occurred and Subservicer shall fail to terminate and replace the Subservicer within thirty (30) days after the occurrence of such Subservicer Credit Event; or

(u)The aggregate amount of all outstanding repurchase obligations (after giving effect to any applicable cure period) and indemnity obligations (to the extent the underlying loans are not current as of the reporting date) less up to 60% of applicable Eligible Cash Reserve Amounts available to Borrowers to offset such outstanding repurchase and indemnity obligations (or such lesser percentage as Lender may determine)) of such Borrower to its third party investors (including any Agency) exceeds 30% of Guarantor’s Liquidity. Lender shall have the right in its sole discretion to reduce the percentage of Eligible Cash Reserve Amounts applied to offset repurchase and indemnity obligations to zero in the event that Lender has requested documentation or information  with respect to such amounts and either (i) such documentation or information has not been provided to Lender’s satisfaction, or (ii) such documentation is insufficient evidence of compliance of such Eligible Cash Reserve Amounts with the affirmative covenant set forth in Section 7.01(g) hereof; or

(v)An applicable Excess Servicing Spread Acquisition is not a Permitted Excess Servicing Spread Acquisition; or

(w)Either Borrower defaults under any applicable Excess Servicing Spread Acquisition Agreement.

Section 8.02Remedies.

(a)Optional Acceleration.  Upon the occurrence of an Event of Default (other than an Event of Default described Sections 8.01(m) or 8.01(n), the Lender may by written notice to the Borrowers, terminate the Facility and declare all Loans and all other Obligations to be immediately due and payable.

(b)Automatic Acceleration.  Upon the occurrence of an Event of Default described in Sections 8.01(m) or 8.01(n), the Facility shall be automatically terminated and the Loans and all other Obligations shall be immediately due and payable upon the occurrence of such event, without demand or notice of any kind.

(c)Remedies. Upon any acceleration of the Loans pursuant to this Section 8.02, the Lender, in addition to all other rights and remedies under this Agreement or otherwise, shall have all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. The Borrowers agree, upon the occurrence of an Event of Default and notice from the Lender, to assemble, at its expense, all of the Collateral that is in its possession (whether by return, repossession, or otherwise) at a place designated by the Lender. All out-of-pocket costs incurred by the Lender in the collection of all Obligations, and the enforcement of its rights hereunder, including reasonable attorneys’ fees and legal expenses, shall be paid out of the Collateral. Without limiting the foregoing, upon the occurrence of an Event of Default and the acceleration of the Loans pursuant to this Section 8.02, the Lender may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) enter upon any premises where any of the Collateral which is in the possession of any Borrower (whether by return, repossession, or otherwise) may be located and take possession of and remove such Collateral, (ii) sell any or all of such Collateral, free of all rights and claims of any Borrower therein and thereto, at any public or private sale, and (iii) bid for and purchase any or all of such Collateral at any such sale. Any such sale shall be conducted in a commercially reasonable manner and in accordance with applicable law. The Borrowers hereby expressly waive, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Lender of any of its rights and remedies upon the occurrence of an Event of Default. Each of the Lender and each Borrower shall have the right (but not the obligation) to bid for and purchase any or all Collateral at any public or private sale. Each Borrower hereby agrees that in any sale of any of the Collateral, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and each Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner. The Lender shall not be liable for any sale, private or public, conducted in accordance with this Section 8.02(c). If an Event of Default occurs, and upon acceleration of the Loans hereunder, the Loans and all other Obligations shall be immediately due and payable, and Collections on the Eligible Assets and proceeds of sales and securitizations of Eligible Servicing Rights, Eligible Excess Servicing Spread and other Collateral will be used to pay the Obligations.

(d)In the event a Borrower Party receives a notice from any Applicable Agency indicating a material breach, default or material non-compliance by such Borrower Party that the Lender reasonably determines may entitle an Applicable Agency to terminate such Borrower or Subservicer as servicer pursuant to any Servicing Contract, which breach, default or non-compliance has not been satisfactorily cured or remedied within two (2) Business Days of the receipt by such Borrower Party of such notice, or such lesser time as Lender believes is necessary to protect its interest and provides Borrowers with written notice thereof, as the case may be, the Lender may by written notice to the Borrowers, terminate the Facility and declare all Loans and all other Obligations to be immediately due and payable.

ARTICLE IX

ASSIGNMENT

Section 9.01Restrictions on Assignments.  Borrower shall not assign its rights hereunder or any interest herein without the prior written consent of the Lender. Lender may, in the ordinary course of its business and in accordance with applicable law, assign any or all of its rights and obligations under this Agreement, under any Loan pursuant to this Agreement or under the other Facility Documents, to any of its Affiliates or Subsidiaries and, with each Borrower’s prior written consent, any bank or other entity; provided, that (i) such assignment is approved by the Applicable Agency, and (ii) each Borrower, the Applicable Agency and the related assignee enter into an acknowledgement agreement in which the Applicable Agency acknowledges the related security interest of such assignee in the related Servicing Contract.

Section 9.02Evidence of Assignment; Endorsement on Notes.  Lender hereby agrees that it shall endorse the Notes to reflect any assignments made pursuant to this Article IX or otherwise.

Section 9.03Rights of Assignee.  Upon the assignment by the Lender of all of its rights and obligations hereunder, under the Notes and under the other Facility Documents to an assignee in accordance with Section 9.01, such assignee shall have all such rights and obligations of the Lender as set forth in such assignment or delegation, as applicable, and all references to the Lender in this Agreement or any Facility Document shall be deemed to apply to such assignee to the extent of such interest. If any interest in any Facility Document is transferred to any assignee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such assignee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.02.

Section 9.04Permitted Participants; Effect.  Lender may, in the ordinary course of its business and in accordance with applicable law, at any time (and from time to time) sell to one or more banks or other entities (each a “Participant”) participating interests in any Loan owing to the Lender, any Note held by the Lender, any Commitment Amount of the Lender, or any other interest of the Lender under this Agreement or the other Facility Documents. In the event of any such sale by the Lender of a participating interest to a Participant, (i) the Lender’s obligations hereunder and under the other Facility Documents shall remain unchanged; (ii) the Lender shall remain solely responsible to the Borrowers for the performance of such obligations; and (iii) the Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for the purposes under the Facility Documents. All amounts payable by the Borrowers under this Agreement shall be determined as if the Lender had not sold such participating interests. Borrowers and Lender shall continue to deal solely and directly with each other in connection with the Lender’s rights and obligations under the Facility Documents.

Section 9.05Voting Rights of Participants.  Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Facility Documents other than any amendment, modification, or waiver with respect to any Loan or Commitment Amount in which such Participant has an interest which forgives principal, interest, or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment Amount, extends the Loan Repayment Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Commitment Amount or releases all or substantially all of the Collateral (other than as expressly permitted pursuant to the Facility Documents).

ARTICLE X

INDEMNIFICATION

Section 10.01Indemnities by the Borrower.  Without limiting any other rights which any such Person may have hereunder or under applicable law, each Borrower, jointly and severally, hereby agrees to indemnify, the Lender, its Affiliates, successors, permitted transferees and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, the other Facility Documents (including without limitation, any Acknowledgement Agreement), or any transaction contemplated hereby or thereby excluding, however, (a) Indemnified Amounts to the extent a court of competent jurisdiction determines that they resulted from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party, (b) in the event that the Lender has assigned its rights or delegated its obligations in respect of this Agreement, and the Indemnified Amounts with respect to such assignee exceed the Indemnified Amounts that would otherwise have been payable by any Borrower to the Lender, the amount of such excess, (c) Excluded Taxes (other than any incremental Taxes arising solely by reason of a breach by any Borrower Party of its obligations under this Agreement), and (d) any lost profits or indirect, exemplary, punitive or consequential damages of any Indemnified Party. In any suit, proceeding or action brought by the Lender in connection with any Collateral for any sum owing thereunder, or to enforce any provisions of any Collateral, each Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower.

Section 10.02General Provisions.  If for any reason the indemnification provided above in Section 10.01 (and subject to the limitations on indemnification contained therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless on the basis of public policy, then the Borrowers shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and any Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

The provisions of this Article X shall survive the termination of this Agreement and the payment of the Obligations.

ARTICLE XI

MISCELLANEOUS

Section 11.01Amendments, Etc.  Neither this Agreement nor any provision hereof may be amended, supplemented, or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Lender.

Section 11.02Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail or overnight air courier, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth opposite its name on Schedule 11.02 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered, when received, (ii) if sent by overnight air courier, the next Business Day after delivery to the related air courier service, if delivery is guaranteed as of the next Business Day, (iii) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, and (iv) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, if sent during business hours (if sent after business hours, then on the next Business Day) except that notices and communications pursuant to Article I shall not be effective until received.  In addition to the available means of delivering notice above, all notices and other communication provided for hereunder shall, unless stated otherwise herein, be in writing and shall be effective when sent via email during business hours to the Borrowers at pamela.marsh@pnmac.com and to the Lender at bobbie.theivakumaran@citi.com, once receipt has been confirmed by telephone or electronic means (if sent via email after business hours, then on the next Business Day).

Section 11.03No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.04Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Lender, and their respective successors and assigns, provided, however, that nothing in the foregoing shall be deemed to authorize any assignment not permitted in Section 9.01.

Section 11.05AGREEMENT CONSTITUTES SECURITY AGREEMENT; GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS.

(a)THIS AGREEMENT SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE.

(b)THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

(c)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(1)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(2)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(3)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED;

(4)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(5)WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 11.06Entire Agreement.  This Agreement and the Facility Documents embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein.

Section 11.07Acknowledgement.  Borrower hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Facility Documents to which it is a party;

(b)the Lender has no fiduciary relationship to the Borrowers, and the relationship between the Borrowers and the Lender is solely that of debtor and creditor; and

(c)no joint venture exists among or between the Lender and the Borrower.

Section 11.08Captions and Cross References.  The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.

Section 11.09Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 11.10Confidentiality.  Each party hereto agrees for the benefit of the other party that it will hold any confidential information received from the other party pursuant to this Agreement or any other Facility Document in strict confidence, as long as such information remains confidential except for disclosure to (i) its Affiliates, (ii) its legal counsel, accountants, and other professional advisors or to a permitted assignee or participant, (iii) regulatory officials, (iv) any Person as requested pursuant to or as required by law, regulation, or legal process, including disclosures required of public companies, to the extent required by law, (v) any Person in connection with any legal proceeding to which it is a party, (vi) rating agencies if requested or required by such agencies in connection with a rating, and (vii) any Agency. The parties agree that this Agreement is confidential information of the Lender.  Lender also agrees that it will comply with all applicable securities laws with respect to any non-public information of the type referenced in the preceding sentence in its possession. This Section 11.10 shall survive termination of this Agreement.

Section 11.11Survival.  The obligations of the Borrowers under Sections 3.02, 6.01, 6.02, 7.01, 7.02 and 10.01 hereof shall survive the repayment of the Loans and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

Section 11.12Set-Off.  In addition to any rights and remedies of the Lender provided by this Agreement and by law, the Lender shall have the right, without prior notice to Borrowers, any such notice being expressly waived by Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of any Borrower.  Lender may set-off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by the Lender or its Affiliates to a Borrower against all of such Borrower’s or any Repurchase Party’s obligations to the Lender or its Affiliates under this Loan Agreement with respect to a Borrower or any Citi Repurchase Facility with respect to such Repurchase Party or under any other agreement between the parties or between Borrower or any Repurchase Party and any affiliate of the Lender, or otherwise whether or not such obligations are then due, without prejudice to the Lender’s or its Affiliate’s right to recover any deficiency.  Lender agrees promptly to notify Borrower and each Repurchase Party after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.13Joint and Several Liability.

The Borrowers hereby acknowledge and agree that they are jointly and severally liable to the Lender for all representations, warranties, covenants, obligations and liabilities of each of the Borrowers hereunder.  The Borrowers hereby further acknowledge and agree that (a) a Default or an Event of Default is hereby considered a Default or an Event of Default by each Borrower, and (b) the Lender shall have no obligation to proceed against one Borrower before proceeding against the other Borrower.  The Borrowers hereby waive any defense to their obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of one Borrower versus the other.  A Borrower’s subrogation claim arising from payments to Lender shall constitute a capital investment in another Borrower (1) subordinated to any claims of Lender, and (2) equal to a ratable share of the equity interests in such Borrower.

Section 11.14Amendment and Restatement.

Borrowers and Lender entered into the Original Agreement.  Borrowers and Lender desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety.  Effective as of the date hereof, the terms and provisions of that certain Amended and Restated Loan and Security Agreement, dated as of September 15, 2016, by and between PMAC and Lender (the “Original Agreement”) shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. For the avoidance of doubt, this Agreement is not intended to, and shall not, effect a novation of any of the obligations of the parties to the Original Agreement, but is merely an amendment and restatement of the terms governing such obligations.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PENNYMAC CORP as a Borrower

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC HOLDINGS, LLC as a Borrower

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

CITIBANK, N.A., as Lender

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President
Citibank, N.A.

ACKNOWLEDGED AND AGREED

PENNYMAC MORTGAGE INVESTMENT TRUST

as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

SCHEDULE I

DEFINITIONS

1.1Definitions.  As used in this Agreement the following terms have the meanings as indicated:

“Acknowledgement Agreement” means, (i) with respect to Fannie Mae Servicing Rights, such Acknowledgement Agreement dated on or about March 24, 2017, by and among Fannie Mae, PMAC and the Lender as secured party, pursuant to which Fannie Mae acknowledges the security interest of the Lender in the Fannie Mae Servicing Contracts, together with any amendments and addenda thereto, and (ii) with respect to Freddie Mac Servicing Rights, such Acknowledgement Agreement dated on or about September 15, 2016, by and among, the Borrowers and the Lender as secured party, pursuant to which Freddie Mac acknowledges the security interest of the Lender in the Freddie Mac Servicing Contracts, together with any amendments and addenda thereto.

“Adjusted Tangible Net Worth” shall mean, with respect to any Person, the excess of total assets (net of goodwill and intangible assets), which shall include the value of mortgage servicing rights in an amount equal to the lesser of (i) an amount calculated in accordance with GAAP or (ii) the MSR Value Cap, of such Person, over total liabilities of such Person, determined in accordance with GAAP.”

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that the Subservicer shall not be deemed an Affiliate for the purposes of this Agreement; provided, however, that in respect of a Borrower or Guarantor the term “Affiliate” shall only refer to wholly-owned subsidiaries of Guarantor or Borrower, which, for the avoidance of doubt, shall not include Private National Mortgage Acceptance Company, LLC  or  PLS; and provided further that in respect of the Subservicer, the term “Affiliate” shall only refer to wholly-owned subsidiaries of Private National Mortgage Acceptance Company, LLC.

“Agreement” has the meaning set forth in the preamble.

“Agency” means each of Fannie Mae, Freddie Mac and Ginnie Mae.

“Agency Obligations” means with respect to any mortgage loan, (a) any obligation, cost, fee, claim or liability (actual or contingent) of the Borrower, servicer or Subservicer in respect of such Mortgage Loan to indemnify the Applicable Agency for any losses incurred in respect of any Mortgage Loan that was determined at the time of sale to have been ineligible for sale to the Agency due to a breach of one or more representations and warranties but accepted for purchase

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subject to any waiver and indemnity obligations, and (b) any and all other obligations, costs, fees, claims or liabilities described from time to time as being sold “with recourse” as such term (or terms of similar meaning) are defined in the related Applicable Agency Guide, as amended or supplemented from time to time, and any successor publications thereto having the same general contents and purpose.

“Ancillary Income” means all money which is due and payable in connection with each Mortgage Loan other than the Servicing Fee and specifically including, without limitation, late charge fees, assignment transfer fees, insufficient funds check charges, amortization schedule fees, interest from escrow accounts and all other incidental fees and charges and any Float Benefit, in each case, to the extent such amounts are allocable to a Mortgage Loan.

“Anti-Terrorism Laws” shall mean any Requirements of Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Requirements of Law, all as amended, supplemented or replaced from time to time.

“Applicable Agency” means, (i) with respect to Fannie Mae Servicing Rights, Fannie Mae and (ii) with respect to Freddie Mac Servicing Rights, Freddie Mac.

“Applicable Agency Guide” shall mean (i) with respect to Fannie Mae, the Fannie Mae Guide, (ii) with respect to Freddie Mac, the Freddie Mac Guide and (iii) with respect to Ginnie Mae, the Ginnie Mae Guide.

“Applicable Law” shall mean as to any Person, any law, treaty, rule or regulation (including the Investment Company Act of 1940, as amended) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Applicable Margin” shall have the meaning set forth in the Pricing Side Letter.

“Attributed Rate” shall have the meaning set forth in the Pricing Side Letter.

“Available Loan Amount” means, on any Business Day, an amount equal to (i) the then current Commitment Amount plus the Uncommitted Amount minus (ii) the Outstanding Aggregate Loan Amount.

“Base Servicing Fee” means, (i) with respect to Freddie Mac Servicing Rights and each related Mortgage Loan and each related Collection Period, an amount equal to the product of (A) the aggregate outstanding principal balance of such Mortgage Loan as of the first day of such Collection Period and (B) one-twelfth of the Base Servicing Fee Rate; provided, however, that (1) if the initial Collection Period is less than a full month, such fee for each such Mortgage Loan shall be an amount equal to the product of the fee otherwise described above and a fraction, the numerator of which is the number of days in such initial Collection Period and the denominator of which is 360; (2) if any Mortgage Loan ceases to be part of the Primary Portfolio during such Collection Period as a result of a termination of PMAC’s duties as servicer or subservicer under the Servicing Agreement and Freddie Mac Guide, the portion of such amount that is attributable to such Mortgage Loan shall be adjusted to an amount equal to the product of such portion and a

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fraction, the numerator of which is the number of days in such Collection Period during which such Mortgage Loan was included in the Primary Portfolio, and the denominator of which is 360; and (3) if the Collections for such Primary Portfolio and such Collection Period were used to cover prepayment interest shortfalls on the Mortgage Loans, the fee otherwise described above shall be reduced as provided in the related Excess Servicing Spread Acquisition Agreement and (ii) with respect to Fannie Mae Servicing Rights and each related  Mortgage Loan and each related Collection Period, an amount equal to the product of (A) the aggregate outstanding principal balance of such Mortgage Loan as of the first day of such Collection Period and (B) one-twelfth of the Base Servicing Fee Rate; provided, however, that (1) if the initial Collection Period is less than a full month, such fee for each such Mortgage Loan shall be an amount equal to the product of the fee otherwise described above and a fraction, the numerator of which is the number of days in such initial Collection Period and the denominator of which is 360; (2) if any Mortgage Loan ceases to be part of the Primary Portfolio during such Collection Period as a result of a termination of PMAC’s duties as servicer or subservicer under the Servicing Agreement and Fannie Mae Guide, the portion of such amount that is attributable to such Mortgage Loan shall be adjusted to an amount equal to the product of such portion and a fraction, the numerator of which is the number of days in such Collection Period during which such Mortgage Loan was included in the Primary Portfolio, and the denominator of which is 360; and (3) if the Collections for such Primary Portfolio and such Collection Period were used to cover prepayment interest shortfalls on the Mortgage Loans, the fee otherwise described above shall be reduced as provided in the related Excess Servicing Spread Acquisition Agreement.

“Base Servicing Fee Rate” shall have the meaning set forth in the related ESS Confirmation.  In no event shall the Base Servicing Fee Rate equal less than (i) with respect to Freddie Mac Servicing Rights, twelve and a half basis points (0.125)% or such other amount as required by Freddie Mac pursuant to the Freddie Mac Guides and (ii) with respect to Fannie Mae Servicing Rights, the lesser of (a) the “Minimum Retained Servicing Fee Rate” as defined in the Fannie Mae Excess Servicing Spread Acquisition Agreement, or (b) such other amount as required by Fannie Mae pursuant to the Fannie Mae Guides or as a result of an ESS Callable Event.

“Basel III” means “A Global Regulatory Framework for More Resilient Banks and  Banking Systems” developed by the Basel Committee on Banking Supervision (or any successor or similar authority), initially published in December 2010.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the preamble.

“Borrower Funding Request” means the request to fund a Loan on any Funding Date, substantially in the form of Exhibit 2.03, delivered in accordance with Section 2.03(b).

“Borrower Party” shall mean each of the Borrowers and Guarantor.

“Borrowing Base” means, as of any date of determination, an amount equal to (a) the aggregate Collateral Value of all Collateral that has been and remains pledged to the Lender hereunder, minus (b) any Agency Obligations that are due to any Applicable Agency but have not yet been paid by the Borrower, whether under the Servicing Contracts or otherwise.

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“Borrowing Base Deficiency” has the meaning set forth in Section 2.08(b).

“Borrowing Base Report” means the borrowing base report, substantially in a format agreed upon between Borrower and Lender, delivered by the Lender in accordance with Section 2.04(b).

“Borrowing Base Shortfall Day” has the meaning set forth in Section 2.08(b).

“Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are required or authorized by law to be closed.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests, including, without limitation, limited and general partnership interests, in a person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control” shall mean the occurrence of any of the following: (a) with respect to a Borrower or the Guarantor, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of a Borrower or the Guarantor if after giving effect to such acquisition such Person or Persons owns twenty-five percent (25%) or more of such outstanding shares of voting stock, (b) Guarantor ceases to directly or indirectly own and control, of record and beneficially, 100% of the Equity Interests of either (i) PennyMac Operating Partnership, L.P. or (ii) PennyMac GP OP, Inc., or (c) PennyMac Operating Partnership, L.P. shall cease to own and control, of record and beneficially, 100% of the Equity Interests of Borrower.

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“Citi Repurchase Facilities” shall mean each of (i) that Amended and Restated Master Repurchase Agreement dated as of March 3, 2017, as amended (“NPL Repurchase Agreement”), among PennyMac Corp., as a seller, PennyMac Holdings, LLC, as a seller, PennyMac Loan Services, LLC, as servicer and Citibank, N.A., as buyer, and any other Program Document as such term is defined in the NPL Repurchase Agreement; or (ii) that Amended and Restated Master Repurchase Agreement dated as of March 3, 2017, as amended (“PMAC Agency Repurchase Agreement”), among PennyMac Corp., as seller, PennyMac Loan Services, LLC, as servicer and Citibank, N.A., as buyer and any other Program Document as such term is defined in the PMAC Agency Repurchase Agreement.

“Closing Date” means the date on which all of the conditions set out in Section 5.01 are satisfied.

“Collateral” has the meaning set forth in Section 4.01.

“Collateral Account” means, as applicable, each account established by the Borrowers for the benefit of Fannie Mae, Freddie Mac or Ginnie Mae (as applicable) as currently set forth on Schedule I-A attached hereto.

“Collateral Account Activity” has the meaning set forth in Section 7.01(v).

“Collateral Value” means, for purposes of determining the value of the Borrowing Base from time to time, the sum of (1) with respect to the Eligible Servicing Rights (i) the Attributed Rate for Eligible Servicing Rights, multiplied by (ii) the Market Value of the Eligible Servicing Rights as determined by the Lender in good faith, plus (2) with respect to the Eligible Excess Servicing Spread (i) the Attributed Rate for Eligible Excess Servicing Spread, multiplied by (ii) the Market Value of the Eligible Excess Servicing Spread as determined by the Lender in good faith.

“Collection Period” means, with respect to any Monthly Settlement Date, the calendar month most recently ended.

“Collections” means the Total Servicing Fees, any excess servicing or subservicing rights or retained yield, and any Ancillary Income that the Borrowers or the Subservicer as subservicer on behalf of the PMAC, is entitled to receive pursuant to the Servicing Contracts.

“Commitment Amount” shall mean $400,000,000.

“Commitment Fee” shall have the meaning set forth in the Pricing Side Letter.

“Commitment Fee Installment Amount” shall have the meaning set forth in the Pricing Side Letter.

“Compliance Certificate” means a certificate in form acceptable to the Lender substantially in the form of Exhibit 7.01 hereto.

“Covered Entity” shall mean (a) each Borrower and each of their respective Subsidiaries, all owners of the foregoing and all brokers or other agents of any Borrower acting in any

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capacity in connection with the Servicing Agreement and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Custodial File” means with respect to any Mortgage Loan, a file pertaining to such Mortgage Loan being held by the Custodian that contains the mortgage documents pertaining to such Mortgage Loan.

“Custodian” means any financial institution that holds documents for any of the Mortgage Loans on behalf of any Applicable Agency related thereto.

“Default” means an Event of Default or an Unmatured Event of Default.

“Default Rate” means, with respect to any late payment of fees or other amounts due hereunder, the LIBO Rate for the related Interest Period (or for all successive Interest Periods during which such fees or other amounts were delinquent), plus the Applicable Margin, plus 5% per annum.

“Disposition” shall mean, with respect to any Person, any sale or other whole or partial conveyance of all or any portion of such Person’s Property, or any direct or indirect interest therein to a third party, including the granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such assets or the subjecting of any portion of such assets to restrictions on transfer.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Pub. L. No. 111-203 and any successor statute.

“Dollars” means dollars in lawful money of the United States of America.

“Eligible Cash Reserve Amounts” shall mean (i) cash reserves collected by a Borrower from its correspondents and maintained in one or more segregated accounts in favor of such Borrower and held and available in compliance with the covenant set forth in Section 7.01(g) hereof and (ii) representation and warranty reserves established and maintained for the benefit of such Borrower for the purpose of repurchasing mortgage loans from or otherwise indemnifying losses and liabilities incurred by third parties in connection with breaches of representations and warranties, as set forth on the Monthly Compliance Certificate.

“Eligible Assets” means the Eligible Servicing Rights and the Eligible Excess Servicing Spread.

“Eligible Excess Servicing Spread” shall mean Excess Servicing Spreads, (a) acquired by Holdings pursuant to a Permitted Excess Servicing Spread Acquisition, (b) related to the Mortgage Loans identified on the related Servicing Schedule, (c) that are subject to the terms and conditions of the related Acknowledgement Agreement (d) whereby the related Servicing Rights

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are Eligible Servicing Rights or (e) owned by PMAC to the extent such Excess Servicing Spreads have reverted to or been reacquired by PMAC. In addition, all Eligible Excess Servicing Spreads must comply with the eligibility criteria set out in Schedule 6.02. The eligibility criteria set forth in Schedule 6.02 hereto are true and correct as of such date.

“Eligible Servicing Rights” means, mortgage servicing rights owned by PMAC that are  appurtenant to Mortgage Loans pooled in securitizations by Fannie Mae or Freddie Mac and comply with the eligibility criteria set out in Schedule 6.02. The eligibility criteria set forth in Schedule 6.02 hereto are true and correct as of such date.

“Equity Interests” means membership interests, shares of capital stock, or other equity interests (including options, warrants or other rights to acquire any such membership interests or shares of capital stock or other equity interests, any securities convertible into or exchangeable for any such membership interests, capital stock or other equity interests or any stock appreciation rights, phantom stock rights or other rights), whether voting or non-voting, of a specified Person, including common interests, preferred interests or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

"ESS Callable Event" means an event that entitles or requires PMAC to call any Junior Excess Strip from Holdings, including without limitation any mandatory or discretionary call provisions specified in Article 5 of the FNMA Excess Servicing Spread Acquisition Agreement.

“ESS Confirmation” shall mean each letter agreement between Holdings and PMAC and substantially in the form (i) with respect to Freddie Mac Servicing Rights, attached to the Freddie Mac Excess Servicing Spread Acquisition Agreement as Exhibit A that includes a mortgage loan schedule and sets forth each of a “transaction settlement date”, a “transaction asset purchase agreement” (if applicable), a “transaction base servicing fee rate”, a “transaction purchase price percentage” and a “transaction excess spread percentage” and (ii) with respect to Fannie Mae Servicing Rights, attached to the Fannie Mae Excess Servicing Spread Acquisition Agreement as Exhibit A that includes a mortgage loan schedule and sets forth each of a “transaction settlement date”,  a “transaction asset purchase agreement” (if applicable), a “transaction base servicing fee rate”, “transaction purchase price percentage", "junior excess strips"  and a “transaction excess spread percentage”.

"ESS Transaction Documents" shall mean any Assignment (as defined in the related Excess Servicing Spread Acquisition Agreement), Transaction Asset Purchase Agreement (as defined in the related Excess Servicing Spread Acquisition Agreement) (if applicable) or copy of the instrument evidencing PMAC's acquisition of the Servicing Rights with respect to the Primary Portfolio.

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Servicing Spread”  shall mean the rights of PMAC and Holdings to the cash flow (including without limitation any Junior Excess Strips) derived from the Eligible Servicing Rights, expressed as a percentage of the Total Servicing Spread, which percentage is equal to the Excess Servicing Spread Percentage.

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“Excess Servicing Spread Acquisition Agreement” shall mean each of the (i) Fannie Mae Excess Servicing Spread Acquisition Agreement and (ii) Freddie Mac Excess Servicing Spread Acquisition Agreement, as applicable.

“Excess Servicing Spread Acquisition” shall mean the disposition by PMAC and acquisition by Holdings of the Excess Servicing Spread with respect to the Eligible Servicing Rights pursuant to the terms and conditions of the related Excess Servicing Spread Acquisition Agreement and the related ESS Confirmation.

“Excess Servicing Spread Percentage” shall be an amount equal to the difference of (i) the Total Servicing Fee minus (ii) the Base Servicing Fee expressed as a percentage set forth in the related ESS Confirmation as the "Transaction Excess Spread Percentage" and identified on the related Servicing Schedule.

“Excluded Taxes” shall mean any income taxes, branch profits taxes, franchise taxes, or other taxes measured by or enforced on gross receipts or net income that is imposed by the United States, a state, a foreign jurisdiction under the laws of which Lender is organized, maintains its applicable lending office, or has a present or former connection, and any political subdivision of any of the foregoing.

“Executive Order” shall mean Executive Order 13224 -- Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

“Facility” means the loan facility provided to the Borrowers by the Lender pursuant to this Agreement.

“Facility Documents” means this Agreement, the Pricing Side Letter, the Notes, the Servicing Contracts, the Acknowledgement Agreements, the Guaranty, the Master Netting Agreement, each Subservicer Acknowledgement Letter, the Subservicing Agreement and all notices, certificates, financing statements and other documents to be executed and delivered by the Borrowers in connection with the transactions contemplated by this Agreement.

“Fannie Mae” means Fannie Mae, formerly known as The Federal National Mortgage Association, or any successor thereto.

"Fannie Mae Excess Servicing Spread Acquisition Agreement" shall mean that certain Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of March 24, 2017, pursuant to which Holdings acquired Excess Servicing Spreads (appurtenant to Fannie Mae Servicing Rights) from PMAC.

“Fannie Mae Guides” means the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide, as amended from time to time, and any related announcements, directives and correspondence issued by Fannie Mae.

“Fannie Mae Servicing Contract” shall have the meaning set forth in Section 4.02(b).

“Fannie Mae Servicing Rights” means all Servicing Rights with respect to Fannie Mae.

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"Fannie Mae Subordination Agreement" shall mean that certain Second Amended and Restated Subordination of Interest Agreement, dated as of March 24, 2017, among PMAC, Holdings, and Fannie Mae.

“Fitch” means Fitch, Inc., and its successors in interest.

“Float Benefit” means the net economic benefit resulting from investments of funds representing escrow and custodial deposits relating to the Mortgage Loans.

“Foreign Lender” means any successor or assignee of Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State and Commonwealth thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Freddie Mac” means Freddie Mac, formerly known as The Federal Home Loan Mortgage Corporation, or any successor thereto.

"Freddie Mac Excess Servicing Spread Acquisition Agreement" shall mean that certain Master Spread Acquisition and MSR Servicing Agreement, dated as of September 15, 2016, pursuant to which Holdings acquired Excess Servicing Spreads (appurtenant to Freddie Mac Servicing Rights) from PMAC.

“Freddie Mac Guides” shall mean the Freddie Mac Borrower/Servicer Guide, and all amendments and additions thereto.

“Freddie Mac Servicing Contract” means (i) the Purchase Contract (as defined in the Freddie Mac Guides), including a Purchase Contract confirmation, by and between the Borrowers and Freddie Mac, (ii) the Freddie Mac Guides, (iii) any Bulletins (as defined in the Freddie Mac Guides), (iv) any agreement pursuant to which Borrower provides a guaranty or any form of credit enhancement in connection with the sale of Mortgage Loans to Freddie Mac, (v) the Servicer Success Scorecard (as defined in the Freddie Mac Guides), (vi) any other document designated to be a Purchase Document by Freddie Mac, (vii) the Guide Plus Additional Provisions (as defined in the Freddie Mac Guides), as amended from time to time, and (viii) any other additional terms applicable to the sale of Mortgage Loans, such as written waivers, amendments or supplements to the Freddie Mac Guides that are made available to a Borrower by Freddie Mac through electronic means including sources designated by Freddie Mac for distribution of the Freddie Mac Guides.

“Freddie Mac Servicing Rights” means all Servicing Rights with respect to Freddie Mac.

“Funding Date” shall mean the date on which Lender makes any Loan hereunder.

“Funding Notice Date” means the date on which a Borrower shall deliver a Borrower Funding Request, which shall be at least three (3) Business Days prior to the date which such Borrower has requested as a Funding Date as provided therein .

“GAAP” shall mean United States Generally Accepted Accounting Principles inclusive of, but not limited to, applicable statements of Financial Accounting Standards issued by the

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Financial Accounting Standards Board, its predecessors and successors and SEC Staff Accounting Guidance as in effect from time to time applied on a consistent basis.

“Ginnie Mae” means Ginnie Mae, formerly known as The Government National Mortgage Association, or any successor thereto.

“Ginnie Mae Guides” shall mean the Ginnie Mae Handbook 5500.3 and all amendments and additions thereto.

“Governmental Action” means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement.

“Governmental Authority” shall mean with respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean PennyMac Mortgage Investment Trust, its successors and permitted assigns.

“Guaranty” shall mean the Amended and Restated Guaranty Agreement, dated as of September 15, 2016, by Guarantor in favor of Lender, as such agreement may be amended or modified from time to time in accordance with its terms.

“HUD” means the United States Department of Housing and Urban Development, or any successor thereto.

“Indebtedness” means as to any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay

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the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument, excluding non-recourse debt, including securitization debt, and any debt classified as Intercompany Debt that is eliminated on the accompanying consolidating financial statements of Guarantor and its Subsidiaries.

“Indemnified Amounts” has the meaning set forth in Section 10.01.

“Indemnified Party” has the meaning set forth in Section 10.01.

“Indemnified Taxes” means Taxes other than (i) Excluded Taxes and (ii) Other Taxes.

“Initial Borrowing Base Report” means the borrowing base report delivered by the Lender in accordance with Section 2.04(a) based on the information set forth in the related Servicing Schedule with respect to the Collateral then pledged to Lender hereunder.

“Initial Borrower Funding Request” means the request to fund the Loan on the Initial Funding Date, substantially in the form of Exhibit 2.03, delivered in accordance with Section 2.03(a), that is current as of the end of the previous calendar month.

“Initial Funding Date” means the Funding Date on which the first Loan is made pursuant to this Agreement, as specified in the Initial Borrower Funding Request.

“Insolvency Law” shall mean any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction in effect at any time during the term of this Agreement.

"Intercompany Debt" shall mean unsecured debt between Guarantor or any wholly owned Subsidiary or Affiliate (as applicable) of Guarantor on the one hand and Guarantor or any other wholly owned Subsidiary or Affiliate (as applicable) of Guarantor on the other; provided that for the avoidance of doubt any debt involving Servicer or any Affiliates or Subsidiaries of PFSI on the one hand and Guarantor or any other wholly owned Subsidiary or Affiliate (as applicable) of Guarantor on the other shall not qualify as Intercompany Debt.

“Interest Period” means, for any Loan, (i) an initial period beginning on the Funding Date for such Loan and ending on the last day of the calendar month in which such Funding Date occurs; and (ii) subsequent consecutive periods thereafter, beginning on the first day of each

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subsequent calendar month and ending on the earlier of (x) the last day of the same calendar month in which such Interest Period began and (y) the Loan Repayment Date.

“Interest Rate” means, with respect to all Loans, the LIBO Rate plus the Applicable Margin, payable on the last Business Day of each Interest Period.

“Investment Company Act” means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

"Junior Excess Strip" shall have the meaning assigned in the Fannie Mae Excess Servicing Spread Acquisition Agreement and shall be identified on the related ESS Confirmation.

“Lender” means Citibank, N.A.

“LIBO Base Rate” shall mean the greater of (a) 0.00% and (b) the rate determined daily by Lender on the basis of the “BBA’s Interest Settlement Rate” offered for one-month U.S. dollar deposits, as such rate appears on Bloomberg L.P.’s page “BBAM” as of 11:00 a.m. (London time) on such date provided that if such rate does not appear on Bloomberg L.P.’s page “BBAM” as of such time on such date, the rate for such date will be the rate determined by reference to the most recently published rate on Bloomberg L.P.’s page “BBAM”; provided further that if such rate is no longer set on Bloomberg L.P.’s page “BBAM”, the rate of such date will be determined by reference to such other comparable publicly available service publishing such rates as may be selected by Lender in its sole discretion, which rates have performed or are expected by Lender to perform in a manner substantially similar to the rate appearing on Bloomberg L.P.’s page “BBAM”, and which rate will be communicated to Borrowers.  Notwithstanding anything to the contrary herein, Lender shall have the sole discretion to re-set the LIBO Base Rate on a daily basis.

“LIBO Rate” shall mean with respect to each Interest Period pertaining to a Loan, a rate per annum determined by Lender in its sole discretion in accordance with the following formula (rounded to five decimal places), which rate as determined by Lender shall be conclusive absent manifest error by Lender:

LIBO Base Rate
1.00 – LIBO Reserve Requirements

The LIBO Rate shall be calculated on each Funding Date and each Payment Date commencing with the first Funding Date.

“LIBO Reserve Requirements” shall mean for any Interest Period for any Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to Lender in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a

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member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.  Lender will provide Borrower no less than 30 days prior written notice of implementation of any change in LIBO Reserve Requirements

“Lien” means with respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement, and in each case, other than the interest of the Applicable Agency’s rights and interests in the Eligible Assets.

“Liquidity” means with respect to any Person, the sum of (i) its unrestricted cash, plus (ii) its unrestricted Cash Equivalents.  For the avoidance of doubt, such unrestricted cash shall not include any cash collateral of such Person in respect of letter of credit obligations of such Person.

“Loan Repayment Date” means, the earlier to occur of (i) March 2, 2018, or (ii) such earlier date as may be notified by Lender in accordance with Section 8.02(a).

“Loans” has the meaning set forth in Section 2.01.

“Margin Call” has the meaning set forth in Section 2.08.

“Market Value” means, with respect to (i) any Eligible Asset included in the Borrowing Base the value ascribed to such asset by the Lender in its sole discretion, taking into account any outstanding obligations owed by any Borrower to the Applicable Agency, as applicable, as marked to market as often as daily, (ii) a Servicing Right or Excess Servicing Spread which is not an Eligible Asset included in the Borrowing Base or deemed by Lender as ineligible or otherwise uncollectible, zero.  The Lender’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of the Lender.  Each Borrower acknowledges that the Lender’s determination of Market Value is for the limited purpose of determining Collateral Value for lending purposes hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Eligible Assets achieved by obtaining competing bids in an orderly market in which no Borrower is in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing and subservicing due diligence.  For the purpose of determining the related Market Value, the Lender shall have the right to use a third party valuation of the Eligible Assets delivered pursuant to Section 2.04 provided by a Borrower, or a valuation obtained by Lender, or both, but Lender shall have no obligation to use any third-party valuation and shall have the right to determine the Market Value of the related Eligible Assets at any time in its sole discretion.  Subsequently, Lender shall have the right to reasonably request at any time from Borrowers, an updated valuation for each Eligible Asset, in a form acceptable to Lender in its sole discretion; provided that the Lender shall not be obligated to rely on either valuation and shall have the right to determine the Market Value of the Eligible Asset at any time in its sole discretion.  The Market Value shall be deemed to be zero with respect to each Loan for which such valuation is not provided.  The Market Value shall be deemed to be zero with respect to each Servicing Right or Excess Servicing Spread that is not an Eligible Asset.

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“Master Netting Agreement” shall mean that certain Second Amended and Restated Master Netting Agreement, dated as of the date hereof, as amended, by and among the Borrowers, the Lender, and each Repurchase Party.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations, financial condition or prospects of a Borrower, Subservicer or Guarantor, (b) the ability of a Borrower, Subservicer or Guarantor  to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Lender under any of the Facility Documents, (e) the timely repayment of any Loan or payment of other amounts payable in connection therewith, (f) the Collateral or (g) the validity, perfection, priority or enforceability of Lender’s security interest in the Collateral.

“MBS” means Mortgage Backed Security.

“Monthly Settlement Date” means the 15th day of each calendar month or, if such 15th is not a Business Day, the first Business Day thereafter, or such other date occurring at least once each month as may be agreed to by Borrower and Lender, commencing in the month immediately following the month in which the initial Loan is funded.

“Moody’s” means Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage” means a mortgage, mortgage deed, deed of trust, or other instrument creating a first lien on or first priority security interest in an estate in fee simple in real property securing a Mortgage Note including any riders, assumption agreements or modifications relating thereto.

“Mortgage File” means, with respect to any Mortgage Loan, a file or files pertaining to such Mortgage Loan that contains the mortgage documents pertaining to such Mortgage Loan, and incorporated herein by reference, and any additional mortgage documents pertaining to such Mortgage Loan required by the related Applicable Agency Guide.

“Mortgage Loan” means any mortgage loan serviced by PMAC pursuant to any Servicing Contract, which mortgage loan is part of a Pool and in respect of which the Pledged Servicing Rights secure a Loan under this Agreement.

“Mortgage Note” means the note or other evidence of indebtedness of a Mortgagor secured by a Mortgage pertaining to a Mortgage Loan.

“Mortgagor” means the obligor on a Mortgage Note.

“MSR Value Cap” shall have the meaning assigned to it in the Pricing Side Letter.

“Net Income” shall mean, for any period, the net income of any Person for such period as determined in accordance with GAAP.

“Net Worth” shall mean, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

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“Non-Exempt Person” shall mean any Person other than a Person who is either (a) a U.S. Person or (b) has provided for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (i) any income tax treaty between the United States and the country of residence of such Person, (ii) the Code, or (iii) any applicable rules or regulations in effect under clauses (a) or (b) above, permit the Servicer to make such payments free of any obligation or liability for withholding.

“Note” means the amended and restated promissory note executed jointly and severally by Borrowers issued to the Lender, in substantially the form of Exhibit 2.02(a), as amended from time to time, and any replacement thereof or substitution therefor.

“Obligations” means the Outstanding Aggregate Loan Amount, all accrued interest thereon and all other amounts payable by the Borrowers to the Lender pursuant to this Agreement, the Note or any other Facility Document.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Opinion of Counsel” means a written opinion of counsel, reasonably acceptable to each Person to whom such opinion is addressed.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes arising from any payment made hereunder or under any other Facility Document or from the execution, delivery or enforcement of this Loan Agreement or any other Facility Document.

“Outstanding Aggregate Loan Amount” means, at any time, the aggregate principal amount of the Loans funded by the Lender, minus the aggregate amount of payments received by the Lender prior to such time and applied to reduce the principal amount of the Loans.

“Participant” has the meaning set forth in Section 9.04.

“Permitted Excess Servicing Spread Acquisition” shall mean any Excess Servicing Spread Acquisition (i) made solely pursuant to the terms and conditions of the related Excess Servicing Spread Acquisition Agreement and (ii) in which Freddie Mac or Fannie Mae, as applicable, has consented pursuant to the terms of the related Acknowledgement Agreement.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

"PFSI" shall mean PennyMac Financial Services, Inc.

“P&I” means principal and interest.

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“Pledged Assets” means the Pledged Servicing Rights and Pledged Excess Servicing Spread.

“Pledged Excess Servicing Spread” means any Excess Servicing Spread a security interest in which has been granted to the Lender pursuant to this Agreement.

“Pledged Servicing Rights” means any Eligible Servicing Rights a security interest in which has been granted to the Lender pursuant to this Agreement.

“Pool” means a group of Mortgage Loans, which are the security for a MBS issued by an Agency.

“Prepayment Notice” means a notice substantially in the form of Exhibit 2.08(b).

“Pricing Side Letter” means that certain Second Amended and Restated Pricing Side Letter, dated as of March 24, 2017, between Lender and the Borrowers.

“Primary Portfolio” means the residential mortgage loans identified and listed as such on the Servicing Schedule.

“Prohibited Person” shall mean any Person:

(i)listed in the Annex to the Executive Order, or otherwise subject to the provisions of, the Executive Order;

(ii)that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv)that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(vi)that is an Affiliate of a Person listed above.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Related Escrow Account Balances” means the balance, on the related Funding Date, of any escrow or impound accounts maintained by the Borrowers which relate to any Mortgage

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Loan, including, without limitation, items escrowed for mortgage insurance, property taxes (either real or personal), hazard insurance, flood insurance, ground rents, or any other escrow or impound items required by any Mortgage Note or Mortgage, reduced by any unpaid real estate taxes or insurance premiums required to be paid by the Borrower, with respect to which amounts have been escrowed by the related Mortgagor.

“Related Principal and Interest Custodial Accounts” means all principal and interest custodial accounts maintained by the Borrowers that relate to any Mortgage Loan or Pool.

“Repayment Notice” means a notice substantially in the form of Exhibit 2.08(a).

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Repurchase Party” shall mean any of Borrower, PennyMac Holdings, LLC or PennyMac Mortgage Investment Trust.

“Requirement of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Responsible Officer” means (a) with respect to each Borrower, the chief executive officer, president, chief financial officer, treasurer, assistant vice president, assistant treasurer, secretary or assistant secretary of such Borrower, or any other officer having substantially the same authority and responsibility; provided, that with respect specifically to the obligations of any Borrower set forth in Section 7.01(i) hereof, only the chief financial officer, treasurer, assistant treasurer, controller or comptroller of such Borrower shall be deemed to be a Responsible Officer; and (b) with respect to the Lender, a lending officer charged with responsibility for the day to day management of the relationship of such institution with the Borrowers.

“Restricted Payments” shall mean with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly; provided, however, that for the purposes of this

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definition, Restricted Payments shall not include any amounts due, owing or payable with respect to PennyMac Corp. 5.375% Exchangeable Senior Notes due 2020.

“Retained Servicing Spread” shall mean the rights of PMAC with respect to the Eligible Servicing Rights, severable from each (and all) of the other rights under the applicable Servicing Contract and Excess Servicing Spread Acquisition Agreement, to the Retained Servicing Spread Percentage of the Total Servicing Spread.

“Retained Servicing Spread Percentage” shall have the meaning set forth in the Servicing Schedule.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Laws.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Laws.

“Servicing Contracts” means (i) with respect to all Fannie Mae Servicing Rights, the Fannie Mae Servicing Contract and (ii) with respect to all Freddie Mac Servicing Rights, the Freddie Mac Servicing Contract; and (iii) any other agreement in any form between the Borrowers and any Applicable Agency with respect to the servicing of any Pools regarding the Applicable Agency, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Servicing Fee” means the total amount of the fee payable to the Subservicer as compensation for subservicing and administering the Mortgage Loans.

“Servicing Rights” means with respect to each Mortgage Loan, all of PMAC’s and Holding’s right, title and interest in, to and under the related Servicing Contract, whether now or hereafter existing, acquired or created, whether or not yet accrued, earned, due or payable, as well as all other present and future right and interest under such Servicing Contract, including, without limitation, the indivisible, conditional and non-delegable right (i) to service the Mortgage Loans under the related Servicing Contracts,  (ii) to receive the Base Servicing Fee (and Total Servicing Fee if applicable) income payable after the related Funding Date (including without limitation, any Uncollected Fees), (iii) any and all Ancillary Income received after the related Funding Date, (iv) to hold and administer the Related Escrow Account Balances, (v) any Retained Servicing Spread, (vi) to hold and administer, in accordance with the Servicing Contract, the Related Principal and Interest Custodial Account, the Custodial File, and the Mortgage File arising from or connected to the servicing or subservicing of such Mortgage Loan under this Agreement, (vii) any Excess Servicing Spreads and (viii) all proceeds, income, profits, rents and products of any of the foregoing including, without limitation, all of Holdings’ rights to proceeds of any sale or other disposition of the Servicing Rights.

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“Servicing Schedule” shall mean an electronically delivered schedule delivered by Borrower to Lender on or prior to each Funding Date and in accordance with Section 2.03(a), and otherwise from time to time on a monthly basis or as otherwise requested by Lender with respect to all Collateral to be pledged to Lender hereunder. Each Servicing Schedule shall contain updated information with respect to the Collateral and all Agency Obligations as of the date of delivery of such Servicing Schedule.

“Servicing Spread” means with respect to any Mortgage Loan, the total servicing fee calculated as a specified number of basis points payable to PMAC as servicer under the Servicing Contract with respect to such Mortgage Loan, but for the avoidance of doubt, excluding all reimbursements received for advances and other out-of-pocket expenditures from Freddie Mac and Fannie Mae by PMAC in accordance with the Servicing Contracts.

“Servicing Spread Collections” means for each Collection Period, the funds collected on the Mortgage Loans and allocated as the Servicing Spread payable to PMAC as servicer of the Mortgage Loans with respect to such Collection Period pursuant to the Servicing Contracts, and, for the avoidance of doubt, other than reimbursements received for Advances and other out of-pocket expenditures from Freddie Mac and Fannie Mae by PMAC in accordance with the Servicing Contracts.

“Subservicer” shall mean PennyMac Loan Services, LLC, together with its permitted successors and assigns.

“Subservicer Acknowledgement Letter” means, with respect to the Eligible Servicing Rights, the acknowledgement agreement entered into by and among the Subservicer as servicer on behalf of the Borrowers and the Lender as secured party in accordance with Section 7.01(y), together with any amendments and addenda thereto.

“Subservicer Credit Event” means (i) Subservicer shall default under, or fail to perform as required under, or shall otherwise breach the terms of any repurchase agreement (including without limitation any Citi Repurchase Facility), loan and security agreement, MSFTA/derivatives agreement, or similar credit facility or agreement for borrowed funds between Subservicer on the one hand, and Lender or any of Lender’s Affiliates on the other; provided, a Subservicer Termination Event shall also constitute a Subservicer Credit Event.

“Subservicer Termination Event” means an event that entitles a Borrower to terminate the Subservicer for cause under the Subservicing Agreement, including without limitation any of the events specified in Section 11.01 of the Subservicing Agreement.

“Subservicing Agreement” means the Second Amended and Restated Flow Servicing Agreement, dated as of March 1, 2013, between PennyMac Operating Partnership, L.P., as Owner and Subservicer as servicer, as such agreement may be amended from time to time.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes

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of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” shall mean, with respect to any Person as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, deferred taxes, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Indebtedness” shall mean with respect to any Person, for any period, the aggregate Indebtedness of such Person and its Subsidiaries during such period, less the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP.

“Total Servicing Fee” shall mean the sum of the Base Servicing Fee and Total Servicing Spread.

“Total Servicing Spread” means  for each Collection Period, the sum of the following: (a) the Servicing Spread Collections received during such Collection Period and remaining after payment of the Base Servicing Fee, (b) all Sales Proceeds received during such Collection Period; and (c) all other amounts payable by Freddie Mac and Fannie Mae (as applicable) to PMAC with respect to the Pledged Servicing Rights, including any termination payments in respect of the Mortgage Loans, but for the avoidance of doubt, excluding all reimbursements received for advances and other out-of-pocket expenditures from Freddie Mac and Fannie Mae (as applicable) by PMAC in accordance with the Servicing Contracts.

“U.S. Person” shall mean (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have authority to control all substantial decisions of such trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

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“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Uncollected Fees” With respect to any Mortgage Loan, any accrued late charges, NSF fees, assumption fees, and other fees charged to Mortgagors in connection with the servicing or subservicing of such Mortgage Loan which have not been collected by PMAC or Subservicer as of the related Funding Date.

“Uncommitted Amount” shall mean $0.00.

“Unmatured Event of Default” means any event that, with the giving of notice or lapse of time, or both, could become an Event of Default.

“Valuation Agent” shall mean a qualified, unaffiliated third party (acceptable to Lender in its sole discretion including but not limited to any independent third party appointed by the Lender in its sole discretion pursuant to Section 7.01(d)) that specializes in establishing a fair market value of servicing portfolios with respect to mortgage loans substantially similar to the mortgage loans originated, serviced or acquired by a Borrower Party, as applicable.

“Voting Stock” means, with respect to any person, such person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such person under ordinary circumstances.

21

SCHEDULE I-A

COLLATERAL ACCOUNT

[NONE]

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SCHEDULE 5.01

CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT

(a)This Agreement duly executed by the parties hereto;

(b)The Notes, duly executed by each Borrower;

(c)The Guaranty, duly executed by Guarantor;

(d)The Master Netting Agreement, duly executed by the related parties;

(e)A certificate of a secretary or assistant secretary of each Borrower Party, each certifying the names and true signatures of the persons authorized on such Borrower Party’s behalf to sign, as applicable, this Agreement, the Notes and the other Facility Documents to be delivered by such Borrower in connection herewith;

(f)A certificate of a Responsible Officer of each Borrower Party, certifying as to the accuracy and completeness of each of the representations and warranties contained in each Facility Document to which the Borrower Party is a party (except for representations and warranties made in respect of specific mortgage loans) and as to the absence of Default under such Facility Documents to which such Borrower is a party as of the Closing Date;

(g)The certificate of incorporation/formation of each Borrower Party, duly certified by the Secretary of State of Delaware, as of a recent date acceptable to Lender;

(h)An Opinion of Counsel of each Borrower Party, delivered by outside counsel acceptable to the Lender in its reasonable discretion, opining as to: New York enforceability, security interest creation, perfection and priority, and the Investment Company Act of 1940;

(i)An Opinion of Counsel, which may be delivered by internal counsel, opining as to: corporate matters and non-contravention, and no material litigation;

(j)No event shall have occurred which could cause a Material Adverse Effect with respect to any Borrower Party, Subservicer or any Eligible Assets;

(k)No Borrower Party nor any Subservicer has received any notice by any Agency or Government Authority that could reasonably be expected to have a Material Adverse Effect on the Borrower Party or Subservicer or any Eligible Assets;

(l)Each Borrower shall have delivered to the Lender with respect to each Applicable Agency, a statement prepared by such Borrower regarding such Applicable Agency listing all outstanding obligations, fees, costs, claims and liabilities of such Borrower to such Applicable Agency, whether under the related Servicing Contract or otherwise. Each such statement shall be cumulative through a recent date, not to exceed five (5) days prior than the Effective Date of this Agreement;

1

(m)A separate power of attorney of each Borrower with respect to the powers described in Section 4.04 substantially in the form attached hereto as Exhibit 4.04; and

(n)Copies of the applicable Excess Servicing Spread Acquisition Agreements duly executed by the related parties.

SCHEDULE 5.02

CONDITIONS PRECEDENT TO EACH LOAN

(including, with respect to paragraphs (b)-(e) inclusive,
to the automatic continuation of a Loan upon the conclusion of an Interest Period)

(a)Lender shall have received a duly executed copy of the Borrower Funding Request for such Loan in accordance with Section 2.03;

(b)The making of such Loan, and the application of the proceeds thereof, shall not result in the Outstanding Aggregate Loan Amount exceeding the lesser of (a) the then current Commitment Amount plus the Uncommitted Amount, or (b) the Borrowing Base;

(c)The making of such Loan, and the application of the proceeds thereof, shall not result in a Borrowing Base Deficiency;

(d)On the applicable Funding Date, the following statements shall be true (and each Borrower by delivering such Borrower Funding Request shall be deemed to have certified that):

(i)the representations and warranties set forth in Article VI are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true and correct as of such date);

(ii)each Borrower Party is in compliance with all covenants set forth in Article VII;

(iii)all conditions precedent to the making of such Loan have been satisfied; and

(iv)no Default or Event of Default has occurred and is continuing, or would result from such Loans;

(v)all of the Servicing Rights and Excess Servicing Spread included in the most recently delivered Servicing Schedule are Eligible Assets, except for any non-qualifying Servicing Rights or Excess Servicing Spread listed as such therein, and all Agency Obligations have been identified on such Servicing Schedule;

(e)the amount of the initial Loan shall be not less than $500,000;

2

(f)the Lender shall have received (i) with respect to the Initial Borrower Funding Request, the initial Servicing Schedule with respect to all Collateral to be pledged on the initial Funding Date; and (ii) with respect to any subsequent Borrower Funding Request, an updated Servicing Schedule with respect to all Collateral to be pledged on the related Funding Date on or prior to time required by Section 2.03;

(g)all Facility Documents have been executed and shall continue to be in full force and effect in all material respects;

(h)No Borrower Party, any Affiliate of a Borrower Party, or any Repurchase Party shall have defaulted under, or failed to perform as required under, or otherwise breached the terms of any repurchase agreement (including without limitation any Citi Repurchase Facility) loan and security agreement, MSFTA/derivatives agreement, or similar credit facility or agreement for borrowed funds between any, Borrower Party or Repurchase Party or such other entity, on the one hand, and Lender or any of Lender’s Affiliates on the other; nor any Borrower Party or Repurchase Party shall have defaulted under, or failed to perform as required under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds with outstanding amount at least $10,000,000 (including without limitation any Citi Repurchase Facility) entered into by such Borrower Party or Repurchase Party, which default or failure entitled any party to cause acceleration or require prepayment of any indebtedness thereunder;

(i)the Borrowers shall have delivered to the Lender with respect to each Agency, a statement from such Agency listing all outstanding obligations, fees, costs, claims and liabilities of each Borrower to such Agency, whether under any Servicing Contract or otherwise and setting forth whether or not such obligations, fees, costs, claims and liabilities are incurred in the ordinary course. Each such statement shall be cumulative through a recent date, not to exceed five (5) days prior than the Effective Date or the related Funding Date (as applicable) of this Agreement;

(j)Borrower shall have paid to Lender all fees and expenses owed to Lender in accordance with this Agreement and any other Facility Document including, without limitation the amount of any Commitment Fees then due and owing, and all of Lender’s attorney fees and expenses and due diligence and valuation expenses then due and owing;

(k)Borrower shall have approved any applicable subservicing agreements;

(l)No Subservicer Credit Event shall have occurred;

(m)Lender shall have received (i) any information regarding the calculation of any Excess Servicing Spread as reasonably requested by Lender or any Valuation Agent and (ii) any other information requested by Lender with respect to either the Eligible Assets or any proposed acquisition of additional mortgage servicing rights by any Borrower.

3

SCHEDULE 6.01(t)

Borrower’s Existing Financing Facilities

[ATTACHED]

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SCHEDULE 6.02

ELIGIBILITY CRITERIA WITH RESPECT TO THE SERVICING RIGHTS AND EXCESS SERVICING SPREADS

All owned Servicing Rights for Mortgage Loans serviced by the Borrowers on behalf of Freddie Mac or Fannie Mae, provided that such Servicing Rights satisfy all terms of the Agreement and are free and clear of any Liens other than the subordinate lien of Holdings pursuant to the Fannie Mae Excess Servicing Spread Acquisition Agreement or the Freddie Mac Excess Servicing Spread Acquisition Agreement as applicable, subject to Freddie Mac’s and Fannie Mae's respective interests in such Servicing Rights and Excess Servicing Spreads pursuant to the related Acknowledgement Agreement and the Fannie Mae Subordination Agreement, if applicable.

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SCHEDULE 7.01(i)

CITIBANK REQUIRED INVESTOR REPORTS

Address for delivery of monthly reports:

Kathryn Munkres Ferriman

Vice President

Phoenix Analytic Services, Inc.

303-539-7227

kferriman@phnxcap.com

Jeff Boyd

Senior Vice President, Analytics

Phoenix Analytic Services, Inc.

303-539-7227

jboyd@phnxcap.com

1

SCHEDULE 11.02

NOTICES

The Borrowers:

PennyMac Corp.
3043 Townsgate Road, Suite 300

Westlake Village, CA  91361

Attention: Chief Legal Officer

Telephone No.: (818) 224-7442

Facsimile No.: (818) 224-7393

PennyMac Holdings, LLC

3043 Townsgate Road, Suite 310

Westlake Village, CA  91361

Attention: Chief Legal Officer

Telephone No.: (818) 224-7442

Facsimile No.: (818) 224-7393

The Lender:

Citibank, N.A.
390 Greenwich Street, 5th Floor

New York, NY 10013

Attention: Bobbie Theivakumaran

Email: bobbie.theivakumaran@citi.com

Facsimile No.: (646) 291-3799

Telephone No.: (212) 723-6753

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EXHIBIT 2.02(a)

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

[DATE]

$400,000,000

New  York, New York

FOR VALUE RECEIVED, PENNYMAC CORP., a Delaware corporation (the “PMAC”) and PENNYMAC HOLDINGS, LLC, a Delaware limited liability company ("Holdings" or a "Borrower"; together with PMAC, the "Borrowers"), each jointly and severally, hereby promise to pay to the order of CITIBANK, N.A. (the “Lender”), at the principal office of the Lender at 390 Greenwich Street, New York, New York 10013, in lawful money of the United States, and in immediately available funds, the principal sum of Four Hundred Million Dollars ($400,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

This Note is the Note referred to in the Second Amended and Restated Loan and Security Agreement dated as of March 24, 2017 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) between the Borrowers, and the Lender, and evidences Loans made by the Lender thereunder.  Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrowers, jointly and severally, agree to pay all the Lender’s reasonable out-of-pocket costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender's counsel) in respect of this Note when incurred as required by Section 10.01 of the Loan Agreement.

Notwithstanding the pledge of the Collateral, the Borrowers hereby acknowledge, admit and agree that each Borrower’s joint and several obligations under this Note are recourse obligations of the Borrowers to which the Borrowers pledge their full faith and credit.

Each Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments

1

of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrowers or any other party liable hereon or against any Collateral for this Note.  No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of any Borrowers, even if a Borrower is not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of a Borrower.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note.  Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

This Note replaces the indebtedness previously evidenced by that certain Amended and Restated Promissory Note dated as of September 15, 2016 made by PMAC in favor of Lender in the aggregate unpaid principal amount of all Loans made by Lender to the Borrower pursuant to the Loan Agreement (the “Prior Note”).  This Note is given in substitution for but not in payment of such Prior Note and does not and shall not be deemed to constitute a novation thereof.  Upon the execution of this Note, the indebtedness evidenced by this Note shall no longer be evidenced by the Prior Note and the Prior Note, to the extent of such indebtedness, shall be of no further force and effect upon the execution of this Note; provided, however, that all outstanding indebtedness, including, without limitation, principal and interest under the Prior Note as of the date of this Note, is hereby deemed indebtedness evidenced by this Note and is incorporated herein by this reference.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS NOTE). EACH BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH BORROWER HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT IN THE BOROUGH OF MANHATTAN AND ANY CLAIM THAT ANY SUCH PROCEEDING

2

BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH BORROWER HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THE LOAN AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE LENDER. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

PENNYMAC HOLDINGS, LLC

By:______________________________
Name:
Title:

PENNYMAC CORP.

By:______________________________
Name:
Title:

3

SCHEDULE OF LOANS

This Note evidences Loans made under the within‑described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made by

1

EXHIBIT 2.03

to Second Amended and Restated Loan and Security Agreement

FORM OF BORROWER FUNDING REQUEST

[DATE]

Citibank, N.A.
390 Greenwich Street, 6th Floor
New York, New York  10013

Attention: [       ]

Ladies and Gentlemen:

This [Initial] Borrower Funding Request is delivered to you pursuant to Section 2.03(a) of the Second Amended and Restated Loan and Security Agreement, dated as of March 24, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), among PennyMac Corp. (“PMAC”), PennyMac Holdings (“Holdings”; together with PMAC, each a “Borrower” and collectively the “Borrowers”), PennyMac Loan Services, LLC, as Subservicer and Citibank, N.A., as lender (the “Lender”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Loan Agreement.

[The undersigned hereby requests that a Loan be made in the aggregate principal amount of $____ on _________, 20__ to be secured by the Eligible Servicing Rights.]

An updated Servicing Schedule, revised to reflect the acquisition of any additional Servicing Rights or Excess Servicing Spreads purchased by a Borrower since the most recently delivered Servicing Schedule, has been delivered pursuant to Section 2.03 of the Loan Agreement.  Such Servicing Schedule reflects all Eligible Servicing Rights and Eligible Excess Servicing Spread that constitute Collateral under the terms and conditions of the Agreement.

[TO BE USED FOR ALL FUNDINGS THAT INVOLVE NEW COLLATERAL]  [Each Borrower hereby acknowledges and agrees that (other than with respect to the Agreement) (i) the Servicing Rights and Excess Servicing Spread currently pledged as Collateral under the Agreement and (ii) any of the Servicing Rights and Excess Servicing Spread identified on Schedule One attached hereto, are not currently assigned, pledged, conveyed or encumbered under any credit, warehouse or financing facility.  Each Borrower further acknowledges and agrees that (other than under the Agreement) it shall not assign, pledge, convey or encumber such Servicing Rights Excess and Servicing Spread under any credit, warehouse or financing facility in the future, except with prior notice to, and consent from, the Lender.]

The undersigned hereby acknowledges that the delivery of this [Initial] Borrower Funding Request and the acceptance by the undersigned of the proceeds of the Loan requested hereby constitute a representation and warranty by the undersigned that all conditions precedent

1

to such Loan specified in Article V of the Loan Agreement have been satisfied and will continue to be satisfied after giving effect to such Loan.

The undersigned further represents and warrants that either (a) the Applicable Agency Guides and the Servicing Contracts have not been materially modified since the last date the undersigned delivered a Borrower Funding Request or (b) attached hereto is a true and complete description of any changes to the Servicing Contracts since the last date the undersigned delivered a Borrower Funding Request.

Please wire transfer the proceeds of the Loan to the following account pursuant to the following instructions:

[______________]

The undersigned has caused this [Initial] Borrower Funding Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ____ day of _________, 20__.

PENNYMAC CORP., as a Borrower

By:
Name:
Title:

PENNYMAC HOLDINGS, LLC, as a Borrower

By:
Name:
Title:

2

SCHEDULE ONE

Reserved

EXHIBIT 2.08(a)

FORM OF REPAYMENT NOTICE

[    ], 20__

TO:Lender as defined in the Loan Agreement referred to below

Reference is hereby made to the Second Amended and Restated Loan and Security Agreement, dated as of March 24, 2017 (as heretofore amended, the “Loan Agreement”), among PennyMac Corp. (“PMAC”), PennyMac Holdings (“Holdings”; together with PMAC, each a “Borrower” and collectively the “Borrowers”), PennyMac Loan Services, LLC, as Subservicer and Citibank, N.A., as lender (the “Lender”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrowers hereby notify you that, pursuant to Section 2.08[(a)/(b)] of the Loan Agreement, it shall make a repayment of the Loans outstanding under the Loan Agreement to the Lender on [      ], 20__ in the amount of $_____.

Also included in the repayment amount shall be accrued and unpaid interest, in the amount of $__________________.

The undersigned has caused this Repayment Notice to be executed and delivered by its duly authorized officer this_________ day of ____________, 20__.

PENNYMAC CORP., as a Borrower

By:
Name:
Title:

PENNYMAC HOLDINGS, LLC, as a Borrower

By:
Name:
Title:

1

EXHIBIT 2.08(b)

FORM OF PREPAYMENT NOTICE

[        ], 20__

TO:Lender as defined in the Loan Agreement referred to below

Reference is hereby made to the Second Amended and Restated Loan and Security Agreement, dated as of March 24, 2017 (as heretofore amended, the “Loan Agreement”), among PennyMac Corp. (“PMAC”), PennyMac Holdings (“Holdings”; together with PMAC, each a “Borrower” and collectively the “Borrowers”), PennyMac Loan Services, LLC, as Subservicer and Citibank, N.A., as lender (the “Lender”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrowers hereby notifies you that pursuant to and in compliance with Section 2.09 of the Loan Agreement, it shall make a prepayment of Loans outstanding under the Loan Agreement on [         ], 20__ in the amount of $________.

Also included in the prepayment amount shall be accrued and unpaid interest, in the amount of $____________.

The undersigned has caused this Prepayment Notice to be executed and delivered by its duly authorized officer this_________ day of ___________, 20__.

PENNYMAC CORP., as a Borrower

By:
Name:
Title:

PENNYMAC HOLDINGS, LLC, as a Borrower

By:
Name:
Title:

1

EXHIBIT 4.04

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, CITIBANK, N.A. (the “Lender”) and [PENNYMAC CORP.][PENNYMAC HOLDINGS, LLC] (“Borrower”) have entered into the Second Amended and Restated Loan Security Agreement dated as of March 24, 2017 (as amended, restated, supplemented or otherwise modified, the “Agreement”) pursuant to which Lender has agreed to provide financing from time to time with respect to the origination or acquisition of certain Eligible Servicing Rights (the “Assets”) subject to the terms therein; and

WHEREAS, Borrower has agreed to give to the Lender a power of attorney on the terms and conditions contained herein in order for Lender to take any action that Lender may deem necessary or advisable to accomplish the purposes of the Agreement.

NOW THEREFORE, Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in the Lender’s discretion if an Event of Default shall have occurred and be continuing:

(i)

in the name of Borrower, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due with respect to any Assets whenever payable;

(ii)	to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
(iii)

(A) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct, including, without limitation, to send “goodbye” letters and Section 404 Notices on behalf of Borrower and any applicable Subservicer; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Assets; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Assets; (F) to settle, compromise or adjust any suit, action or proceeding

1

described in clause (E) above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and Borrower’s expense, at any time, and from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Assets and Collateral thereon and to effect the intent of the Agreement, all as fully and effectively as Borrower might do;

(iv)

for the purpose of effecting the transfer of servicing with respect to the Assets from Borrower or any applicable Subservicer to a successor servicer appointed by Lender in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Borrower hereby gives Lender the power and right, on behalf of Borrower, without assent by Borrower, to, in the name of Borrower or its own name, or otherwise, prepare and send or cause to be sent “good‑bye” letters and Section 404 Notices on behalf of Borrower and any applicable Subservicer in connection with such transfer of servicing; and

(v)	for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable and shall survive the termination of this Agreement.

Borrower also authorizes the Lender, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.  Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

IN ORDER TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, BORROWER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BORROWER ON ITS OWN BEHALF AND ON BEHALF OF BORROWER’S

2

ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES FOLLOW.]

3

IN WITNESS WHEREOF Borrower has caused this Power of Attorney to be duly executed and Borrower’s seal to be affixed this ____ day of ___________, 2017.

[PENNYMAC CORP.][ PENNYMAC HOLDINGS,LLC], as Borrower

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of)

On March [__], 2017, before me, personally appeared [__________________(NAME/TITLE)], who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature (Seal)

4

EXHIBIT 7.01

FORM OF COMPLIANCE CERTIFICATE

Citibank, N.A.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attn:

Re:Reporting Date

Reference is made to the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) dated as of March 24, 2017, as amended, and now in effect by and between [PennyMac Corp.][PennyMac Holdings, LLC] (the “Borrower”) and Citibank, N.A., as lender (the “Lender”). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

Pursuant to Section 7.01(g) of the Loan Agreement, the Borrower is furnishing to you herewith evidence of all Eligible Cash Reserve Amounts (as defined in subclause (i) thereof), including account statements and any other documentation or information related to the establishment and maintenance of the accounts holding such amounts.

Pursuant to Section 7.01(h) of the Loan Agreement, the Borrower is furnishing to you herewith (or has recently furnished to you) the financial statements of the Borrower for the fiscal period ended as of the reporting date shown above (the “Reporting Date”). Such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Borrower covered thereby at the date thereof and the results of its operations for the period covered thereby, subject in the case of interim statements only to normal year-end audit adjustments and the addition of footnotes.

Pursuant to Section 7.01(n) of the Loan Agreement, the Borrower is furnishing to you herewith the Officer’s Certificate regarding outstanding repurchase and indemnity demands by the Applicable Agencies.

Pursuant to Section 5.01 of the Loan Agreement, the Borrower is furnishing to you statements from each Agency (or the Borrower) listing all outstanding obligations, costs, claims and liabilities of the Borrower to such Agency, attached hereto as Schedule 6.

Each of the undersigned Responsible Officers of the Borrower has caused the provisions of the Loan Agreement to be reviewed and certifies to the Lender that: (a) the undersigned has no knowledge of any Default or Event of Default, (b) attached hereto as Schedule 1, Schedule 2-A, Schedule 2-B, Schedule 3,Schedule 4, Schedule 5, Schedule 6 and Schedule 7 are the representations of the Borrower and computations necessary to determine that each of the Borrower, as applicable, is in compliance with the provisions of the Loan Agreement as of the Reporting Date referenced thereon, and (c) to the best of the undersigned’s knowledge no event has occurred since the date of the most recent financial statements upon which such covenant compliance was calculated that would cause the Borrower, to no longer be in compliance with said provisions.

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The statements made herein (and in the Schedules attached hereto) shall be deemed to be representations and warranties made in a document for the purposes of Section 6.01(i) of the Loan Agreement.

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SCHEDULE 1
To form of Compliance Certificate

1.Servicer Ratings:

[As of the date hereof, PMAC’s most recent [Peak Score] / [NEW SCORE] from Fannie Mae equates to [ ] (which is reflective of the most recent [Peak Score] / [NEW SCORE] received from Fannie Mae).] [Other agency ratings/benchmarks] [N/A if no score or comparable rating is used by an Agency]

[2.Consolidated Adjusted Tangible Net Worth of [PMAC (Section 8.01(j)(i)(C))] [Holdings (Section 8.01(j)(ii)(C))] [Guarantor (Section 8.01(j)(iii)(C))]:

As of the close of business for the calendar month ended , the [PMAC was in compliance with the financial covenant set forth in Section 8.01(j)(i)(C)] [Holdings was in compliance with the financial covenant set forth in Section 8.01(j)(ii)(C)] [Guarantor was in compliance with the financial covenant set forth in Section 8.01(j)(iii)(C)] .

3.Consolidated Liquidity of [PMAC (Section 8.01(j)(i)(B))] [Holdings (Section 8.01(j)(ii)(B)] [Guarantor (Section 8.01(j)(iii)(B))]:

As of the close of business for the calendar month ended ,the [PMAC was in compliance with the financial covenant set forth in Section 8.01(j)(i)(B)] [Holdings was in compliance with the financial covenant set forth in Section 8.01(j)(ii)(B)] [Guarantor was in compliance with the financial covenant set forth in Section 8.01(j)(iii)(B)] .

4.Leverage of [PMAC (Section 8.01(j)(i)(A))] [Holdings (Section 8.01(j)(ii)(A)] [Guarantor (Section 8.01(j)(iii)(A))]:

As of the close of business for the calendar month ended ,the [PMAC was in compliance with the financial covenant set forth in Section 8.01(j)(i)(A)] [Holdings was in compliance with the financial covenant set forth in Section 8.01(j)(ii)(A)] [Guarantor was in compliance with the financial covenant set forth in Section 8.01(j)(iii)(A)] .

5. Profitability of the Guarantor (Section 8.01(j)(iii)(D)):

As of the close of business for the calendar month ended , [Guarantor was in compliance with the financial covenant set forth in Section 8.01(j)(iii)(D)] .

6.Book Value of Servicing Portfolio of the Borrower/Subservicer/Guarantor.

As of the close of business for the calendar month ended ,the book value assigned [PMAC’s][Holdings’][Guarantor’s] aggregate portfolio of mortgage servicing rights was _______; and the servicing multiple used to determine such book value was ___. ]

7.Financial Covenants:

Attached as Schedule 2-A to this Compliance Certificate is the statement setting forth the level of such Borrower Party’s compliance with the financial covenants set forth in Section 8.01(j) as of the close of business on the Business Day immediately preceding the date such

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certificate is delivered demonstrating Borrower Party’s compliance with the financial covenants set forth in Section 8.01(j) of the Agreement. Attached as Schedule 2-B to this Compliance Certificate is the statement setting forth the calculations demonstrating such Borrower Party’s compliance with the financial covenants set forth in Section 8.01(j) of the Agreement.

8.Fannie Mae:

(i)Compliance:

(a)As of the close of business for the calendar month ended _________, the [PMAC/Holdings/Guarantor] was in compliance with the minimum consolidated tangible net worth requirement of Fannie Mae.

(b)[PMAC/Holdings/Guarantor] has, at all times, complied with the minimum consolidated liquidity requirement of Fannie Mae.

(ii)The [PMAC/Holdings/Guarantor]’s minimum consolidated tangible net worth requirement of Fannie Mae is as follows: [_______________].

(iii)The [PMAC/Holdings/Guarantor]’s minimum consolidated liquidity requirement of Fannie Mae is as follows: [_______________].

(iv)Attached as Schedule 3 to this Compliance Certificate are the calculations demonstrating [PMAC/Holdings /Guarantor]’s compliance with the Fannie Mae covenants listed in Section 8(ii) and (iii) above.

(vi)No ESS Callable Event has occurred.

9.	Freddie Mac:

(i)Compliance:

(a)As of the close of business for the calendar month ended _________, the [PMAC/Holdings/Guarantor] was in compliance with the minimum consolidated tangible net worth requirement of Freddie Mac.

(b)[PMAC/Holdings/Guarantor] has, at all times, complied with the minimum consolidated liquidity requirement of Freddie Mac.

(ii)The [PMAC/Holdings/Guarantor]’s minimum consolidated tangible net worth requirement of Freddie Mac is as follows: [_______________].

(iii)The [PMAC/Holdings/Guarantor]’s minimum consolidated liquidity requirement of Freddie Mac is as follows: [_______________].

(iv)Attached as Schedule 4 to this Compliance Certificate are the calculations demonstrating [PMAC/Holdings/Guarantor]’s compliance with the Freddie Mac covenants listed in Section 9(ii) and (iii) above.

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10.	Reserved.
11.	Additional Financing Facilities:

[There have been no changes to any Borrower Party’s existing financing facilities for mortgage servicing rights and servicing advances owned by such Borrower Party, since the previously delivered list as specified on Schedule 6.01(t) to the Agreement, or as subsequently updated by the Borrowers by providing an updated schedule to the Lender.] [Attached as Schedule 5 to this Compliance Certificate is an updated schedule of each Borrower Party’s other financing facilities, delivered pursuant to Section 6.01(t) of the Agreement.  The attached schedule hereby updates and replaces the previously delivered schedule of financing facilities.]

12.	Agency Liabilities:

Attached as Schedule 5 to this Compliance Certificate are, with respect to each Agency, a statement from the [PMAC/Holdings/Guarantor] as of the date of this Compliance Certificate, listing the amount, nature and source of all outstanding obligations, fees, costs, claims and liabilities of the [PMAC/Holdings/Guarantor] to such Agency, whether under the Servicing Contracts or otherwise.

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SCHEDULE 2-A
To form of Compliance Certificate

1.	Level of Compliance: Consolidated Tangible Net Worth of [PMAC (Section 8.01(j)(i)(C))] [Holdings (Section 8.01(j)(ii)(C))] [Guarantor (Section 8.01(j)(iii)(C))]:

[________]

2.	Level of Compliance: Consolidated Liquidity of [PMAC (Section 8.01(j)(i)(B))] [Holdings (Section 8.01(j)(ii)(B))] [Guarantor (Section 8.01(j)(iii)(B))]:

[________]

3. Level of Compliance: Leverage of [PMAC (Section 8.01(j)(i)(A))] [Holdings (Section 8.01(j)(ii)(A))] [Guarantor (Section 8.01(j)(iii)(A))]:

[________]

4.Level of Compliance: Profitability of the Guarantor (Section 8.01(j)(iii)(D)):

[________]

5.	Level of Compliance: Multiple Used to Calculate Book Value of Servicing Portfolio of PMAC/Holdings/Guarantor

[________]

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SCHEDULE 2-B
To form of Compliance Certificate

1.	Calculation: Consolidated Tangible Net Worth of [PMAC (Section 8.01(j)(i)(C))] [Holdings (Section 8.01(j)(ii)(C))] [Guarantor (Section 8.01(j)(iii)(C))]:

[________]

2.	Calculation: Consolidated Liquidity of [PMAC (Section 8.01(j)(i)(B))] [Holdings (Section 8.01(j)(ii)(B))] [Guarantor (Section 8.01(j)(iii)(B))]:

[________]

3.	Calculation: Leverage of the [PMAC (Section 8.01(j)(i)(A))] [Holdings (Section 8.01(j)(ii)(A))] [Guarantor (Section 8.01(j)(iii)(A))]:

[________]

4.	Calculation: Profitability of the Guarantor (Section 8.01(j)(iii)(D)):

[________]

5.	Calculation: Multiple of Servicing Portfolio of PMAC/Holdings/Guarantor

[________]

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SCHEDULE 3
To form of Compliance Certificate

1.	Calculation: consolidated tangible net worth of [PMAC/Holdings/Guarantor] (Fannie Mae):

[________]

2.Consolidated Liquidity of [PMAC/Holdings/Guarantor] (Fannie Mae):

[________]

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SCHEDULE 4
To form of Compliance Certificate

1.	Calculation: consolidated tangible net worth of the [PMAC/Holdings/Guarantor] (Freddie Mac):

[________]

2.Consolidated Liquidity of the [PMAC/Holdings/Guarantor] (Freddie Mac):

[________]

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SCHEDULE 5
To form of Compliance Certificate

1.	Description of all outstanding Agency Obligations with respect to all servicing rights owned by PMAC/Holdings/Guarantor:

[________]

2.

Outstanding amounts owed to each Agency but not yet paid pursuant to any outstanding obligations, costs, fees, claims and liabilities that are due to any Agency, but have not yet paid by the [PMAC/Holdings /Guarantor], whether under the related Servicing Contract or otherwise:

[________]

3.

Description of all amounts actually paid to each Agency pursuant to any outstanding obligations, costs, fees, claims and liabilities that are due to any Agency, whether under the related Servicing Contract or otherwise, over the prior three (3) month period, which description includes the type of claim, amount of claim, date on which such claim was paid and payee on such claim:

[________]

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SCHEDULE 7
To form of Compliance Certificate

Updated Schedule of Financing Facilities to supplement Schedule 6.01(t) to the Agreement (if applicable)

Lender	Collateral Type	Maximum Committed Amount	Total Facility Amount	Date of Agreement	Termination Date	Current Amount Outstanding
1.
2.

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